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                    EXHIBIT 10.02

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                      MANAGEMENT AGREEMENT

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                      MANAGEMENT AGREEMENT

                        TABLE OF CONTENTS

                                                             PAGE

ARTICLE 1.   RECITALS AND DEFINITIONS                           2

ARTICLE 2.   APPOINTMENT/TERM/OPTION TO EXTEND TERM             10
     Section 2.01   Appointment.                                10
     Section 2.02   Term.                                       10
     Section 2.03   Opening the Casino.                         10

ARTICLE 3.   OWNER AND MANAGER DEVELOPMENT OBLIGATIONS
             DURING DEVELOPMENT TERM                            11
     Section 3.01   Construction of Riverboat/Compliance
                    with Law.                                   11
     Section 3.02   Engagement of Manager As Consultant.        12
     Section 3.03   Preliminary Plans and Specifications.       12
     Section 3.04   Pre-Opening Committee.                      12
     Section 3.05   Obligations during Development Term.        13
     Section 3.06   Construction.                               13
     Section 3.07   Pre-Opening Services by Manager.            13
     Section 3.08   Payment of Pre-Opening Expenses.            14

ARTICLE 4.   OPERATIONS                                        14
     Section 4.01   Accounting Procedures and Services
                    Books and Records.                         14
     Section 4.02   Owner's Access to Gaming Financial Records.15
     Section 4.03   Audits.                                    15
     Section 4.04   Monthly Financial Statements.              16
     Section 4.05   Expenses.                                  16
     Section 4.06   Standards.                                 16
     Section 4.07   Plans and Budgets.                         19
     Section 4.08   Management.                                21
     Section 4.09   Bank Accounts.                             21
     Section 4.10   Credit.                                    22
     Section 4.11   Owner's Advances.                          22
     Section 4.12   Special Events.                            24
     Section 4.13   Cooperation of Owner and Manager.          24
     Section 4.14   Financing Matters.                         25
     Section 4.15   Conflict of Interest/Non-Competition.      27

ARTICLE 5.   MANAGEMENT FEE                                    28
     Section 5.01   Payments to Manager.                       28

ARTICLE 6.   MANAGER'S RIGHT OF FIRST REFUSAL TO MANAGE
             RIVERBOAT                                         28

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ARTICLE 7.   TAXES AND ASSESSMENTS, AND PAYMENTS TO THE
             RIVERBOAT AUTHORITIES                             29
     Section 7.01   Payment of Taxes and Assessments.          29
     Section 7.02   Exceptions.                                30

ARTICLE 8.   USE AND OCCUPANCY OF THE CASINO                   30
     Section 8.01   Uses.                                      30
     Section 8.02   Name.                                      30

ARTICLE 9.   MAINTENANCE AND REPAIRS                           31
     Section 9.01   Owner's Maintenance and Repairs.           31

ARTICLE 10.  INSURANCE AND INDEMNITY                           32
     Section 10.01  Owner Insurance Obligations.               32
     Section 10.02  Parties Insured.                           35
     Section 10.03  Approved Insurance Companies.              36
     Section 10.04  Approval of Insurance Coverage.            36
     Section 10.05  Failure to Obtain Required Insurance.      36
     Section 10.06  Waiver of Subrogation.                     37
     Section 10.07  Mutual Cooperation.                        37
     Section 10.08  Delivery of Insurance Policies.            37
     Section 10.09  Indemnification by Manager.                38
     Section 10.10  Indemnification by Owner.                  39
     Section 10.11  Selection of Counsel/Conduct of Litigation.40

ARTICLE 11.  CASUALTY                                          40

ARTICLE 12.  TAKING OF THE RIVERBOAT                           41
     Section 12.01  Definitions.                               41
     Section 12.02  Entire Taking of the Support Areas.        42
     Section 12.03  Duty to Restore.                           43

ARTICLE 13.  DISPOSITION OF INSURANCE PROCEEDS AND AWARDS      43
     Section 13.01  Trustee.                                   43
     Section 13.02  Deposits of Insurance Proceeds and Awards. 44
     Section 13.03  Procedure for Distribution of
                    Insurance Proceeds and Awards.             44

ARTICLE 14.  ASSIGNMENT AND SUBLETTING                         46

ARTICLE 15.  AFFIRMATIVE COVENANTS OF MANAGER                  47
     Section 15.01  Corporate Status.                          47
     Section 15.02  Compliance with Laws.                      47
     Section 15.03  Gaming Approvals.                          47
     Section 15.04  Confidential Information.                  48
     Section 15.05  Gaming Applications.                       48

ARTICLE 16.  AFFIRMATIVE COVENANTS OF OWNER                    48
     Section 16.01  Corporate Status.                          48
     Section 16.02  Maintenance of Insurance.                  49

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     Section 16.03  Compliance with Laws.                      49
     Section 16.04  Cooperation with Gaming Authorities.       50
     Section 16.05  Confidential Information.                  50
     Section 16.06  Compliance with Loan Covenants.            51
     Section 16.07  Non-Interference.                          51
     Section 16.08  Gaming Applications.                       51

ARTICLE 17.  REPRESENTATIONS AND WARRANTIES                    51
     Section 17.01  Owner Corporate Status.                    51
     Section 17.02  Manager Corporate Status.                  52
     Section 17.03  Authorization/No Conflict.                 52
     Section 17.04  Permits/Approvals.                         53
     Section 17.05  Accuracy of Representations.               53
     Section 17.06  Development Plans.                         54
     Section 17.07  Maintenance of Gaming and Other Licenses.  54
     Section 17.08  Financings; Governmental Approval.         54
     Section 17.09  Condition of Riverboat During Term.        55
     Section 17.10  Utilities.                                 55
     Section 17.11  Impair Reputation.                         55

ARTICLE 18.  ARBITRATION                                       55
     SECTION 18.01  Appointment of Arbitrators.                55
     Section 18.02  Inability to Act.                          57

ARTICLE 19.  DEFAULT/STEP-IN RIGHTS                            57
     Section 19.01  Definition.                                57
     Section 19.02  Manager's Defaults.                        57
     Section 19.03  Step-In Rights.                            58
     Section 19.04  Owner's Default.                           60
     Section 19.05  Bankruptcy.                                61
     Section 19.06  Reorganization/Receiver.                   61
     Section 19.07  Delays and Omissions.                      61
     Section 19.08  Disputes in Arbitration.                   62

ARTICLE 20.  TERMINATION                                       62
     Section 20.01  Termination Events.                        62
     Section 20.02  Notice of Termination.                     63
     Section 20.03  Remedies Upon Termination.                 63
     Section 20.04  Delivery of Riverboat.                     64

ARTICLE 21.  HAZARDOUS MATERIALS                               64
     Section 21.01  No Hazardous Materials.                    64
     Section 21.02  Compliance With Laws.                      65
     Section 21.03  Indemnification.                           65
     Section 21.04  Hazardous Material Defined.                66

ARTICLE 22.  NOTICES                                           67

ARTICLE 23.  MISCELLANEOUS                                     68
     Section 23.01  Time of the Essence.                       68
     Section 23.02  Heirs, Successors, Assigns                 68

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     Section 23.03  Construction.                              68
     Section 23.04  Governing Law.                             68
     Section 23.05  Severability.                              68
     Section 23.06  Relation of the Parties.                   69
     Section 23.07  No Broker or Finder.                       69
     Section 23.08  Default Interest Rate.                     70
     Section 23.09  Attorneys' Fees.                           70
     Section 23.10  Entire Agreement.                          70
     Section 23.11  Counterparts.                              70
     Section 23.12  Force Majeure.                             71
     Section 23.13  No Warranties.                             71
     Section 23.14  Headings.                                  71
     Section 23.15  Waiver.                                    72

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                       MANAGEMENT AGREEMENT

     This Management Agreement ("Agreement") is dated as of May 2, 1995, and is made and entered into by and between Southboat Partnership, a Missouri general partnership or its successors and assigns ("Owner"), whose address is 3630 S. Geyer Road, St. Louis, Missouri 63127, and Showboat Operating Company, a Nevada corporation, or its successors and assigns ("Manager"), whose address 2800 Fremont Street, Las Vegas, Nevada 89104.

                            RECITALS

     A. Owner is designing and developing a riverboat casino in order to conduct a riverboat gaming business on the Mississippi River to be located on approximately 29 acres (the "Casino Site") at the southernmost portion of the St. Louis County Port Authority Site in Lemay, Missouri.

     B. Owner expects to have completed construction of the riverboat and all ancillary facilities, including, but not limited to, docking, parking areas and administrative offices, and to have obtained all licenses necessary to open the riverboat to the public for gaming operations approximately by October 1996.

     C. Manager has experience in designing interior gaming premises, and in starting up and conducting a gaming business.

     D. Owner desires to engage Manager as a consultant to Owner in designing the interior gaming area of the riverboat, training staff and installing gaming equipment for public use, and, upon completion of the construction of the riverboat and all ancillary facilities, including the receipt of all gaming and other approvals, to manage and operate the gaming operations associated with the riverboat.

     E. Manager desires to be engaged as a consultant to assist in the design of the interior gaming area of the riverboat and, upon completion of the construction of the riverboat and all ancillary facilities, to manage and operate the gaming operations associated with the riverboat.

     F. As of the date of this Agreement, neither Owner nor Manager has obtained a permanent riverboat gaming license from the Missouri Gaming Commission.

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and with the intention of being bound by this Agreement, the parties stipulate and agree as follows:

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              ARTICLE 1.  RECITALS AND DEFINITIONS

     The foregoing Recitals are true and correct.

     The following defined terms are used in this Agreement:

     "Affiliate" shall mean a person who, directly or indirectly, or through one or more intermediaries, (i) controls, is controlled by, or is under common control with the person in question; (ii) is an officer, director, five percent (5%) stockholder, partner in or trustee of any person referred to in the preceding clause; or (iii) is a spouse, father, mother, son, daughter, brother, sister, uncle, aunt, nephew or niece of any person described in clauses (i) and(ii).

     "Audit Day" is defined in Section 4.03.

     "Audited Statements" is defined in Section 4.03.

     "Award" is defined in Section 12.01.

     "Bad Debts" shall mean the amount equal to gaming accounts receivables which have not been collected for more than 120 days.

     "Bank Accounts" is defined in Section 4.09.

     "Business Days" shall mean all weekdays except those that are official holidays of the state of Missouri or the U.S.
government. Unless specifically stated as "Business Days," a reference in this Agreement to "days" means calendar days.

     "Casino" shall mean those areas reserved for the operation of slot machines, table games, electronic games of chance, electronic games of skill and any other legal forms of gaming permitted under applicable law, and ancillary service areas, including reservations and admissions, cage, vault, count room, surveillance room and any other room or area or activities therein regulated or taxed by the Riverboat Authorities by reason of gaming operations.

     "Casino Bankroll" shall mean an amount reasonably determined by Manager as funding required to bankroll Casino Gaming Activities, but in no case less than the amount required by Missouri gaming law. In no event shall such Casino Bankroll include amounts necessary to cover Operating Expenses or Operating Capital. Casino Bankroll shall include the funds located on the casino tables, in the gaming devices, cages, vault, counting rooms, or in any other location in the Casino where funds may be found and funds in a bank account identified by Owner for any additional amount required by Missouri gaming law or such other amount as is reasonably determined by Manager.

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     "Casino Gaming Activities" shall mean the casino cage, table games, slot machines, video machines, electronic games of chance, electronic games of skill, and any other form of gaming managed by Manager in the Casino. The area reserved in the Riverboat for the Casino Gaming Activities shall be an area of approximately
26,000   square  feet.  If  permitted  by  the  Missouri   Gaming
Commission, the area reserved on the barges for Casino Gaming Activities shall be an area of approximately 22,000 square feet. Owner expressly reserves the right to expand or decrease the area reserved for gaming based upon changes in existing facts and circumstances which may affect the Riverboat Casino project.

     "Casino  Operating  Budget" shall be the  budget  of  Casino
Operating Expenses.

     "Casino Operating Expenses" shall mean expenses incurred by Manager on behalf of Owner in the management of the Casino, including, but not limited to, gaming supplies, maintenance of the Casino area, gaming marketing materials, uniforms, complimentaries, Casino employee training, Casino employee compensation and entitlements, and Gaming Taxes.

     "Control" shall mean, in relation to a person that is a corporation, the ownership, directly or indirectly, of voting securities of such person carrying more than 25% of the voting rights attaching to all voting securities of such person and which are sufficient, if exercised, to elect a majority of its board of directors; "Controls" and "Controlled" shall have similar meanings.

     "Commencement Date" shall mean the first day on which a revenue-paying customer is admitted to the Casino.

     "Credit Policy" shall mean the policy approved by Owner, whose approval shall not be unreasonably withheld, regarding the extension and collection of credit to patrons of the Casino, which Credit Policy shall be prepared by Manager based on (i) the target markets of the Casino; (ii) prudent business judgment; and
(iii) such changes and refinements as Owner may reasonably require and shall comply and conform in all respects with the rules and regulations of the Riverboat Authorities.

     "Default" or "Event of Default" is defined in Section 19.01.

     "Development Term" shall mean the period beginning on the date of this Agreement and ending on the Commencement Date.

     "Earnings" shall mean Gross Revenue less Operating Expenses.

     "Effective Date" is defined in Section 2.02.

     "FF&E" shall mean all furniture, furnishings, equipment, and fixtures, including gaming equipment, computers, housekeeping and maintenance equipment, necessary or convenient to the operations of the Riverboat in conformity with this Agreement and in accordance with applicable law.

     "Gaming Taxes" shall mean any tax imposed by the state of Missouri on Gross Gaming Revenue, including, without limitation, any state admissions tax (currently 20% of Gross Gaming Revenue and $2.00 per customer).

     "Gross Food and Beverage Revenue" shall mean all of the revenue resulting from the operation of all of the restaurants, snack bars, lounges, bars, vending machines and any other areas or facilities which serve food or beverages at the Riverboat.

     "Gross Gaming Revenue" shall mean all of the revenue from the operation of the Casino.

     "Governmental Authorities" shall mean the United States, the state of Missouri, county of St. Louis, city of Lemay, any other political subdivision in which the Riverboat is located or does business, and any court or political subdivision agency, commission, board or instrumentality or officer thereof, whether federal, state or local, having or exercising jurisdiction over Owner, Manager or the Riverboat, including the Casino.

     "Gross Revenue" shall mean Gross Gaming Revenue plus all other revenue resulting from the operation of Riverboat.

     "Hazardous Material" is defined in Section 21.04.

     "Impositions" is defined in Section 7.01.

     "Incentive Management Fee" shall mean 20% of Earnings in excess of $30,000,000, before any interest expense, income taxes, capital lease rent, depreciation and amortization. The Incentive Management Fee shall be reduced to ten percent (10%) of Earnings in excess of $35,000,000, before any interest expense, income taxes, capital lease rent, depreciation and amortization.

     "Initial   Inventory"  shall  mean  the  list  of  operating
supplies required for the operation of the Riverboat for the initial 30-day period following the Commencement Date.

     "Initial Inventory Price" shall mean the cost of purchasing the Initial Inventory.

     "Institution" is defined in Section 13.01.

     "Institutional Mortgage" is defined in Section 13.01.

     "Loan Documents" shall mean all of the documents evidencing, securing and relating to any indebtedness owing by Owner to any person, including, without limitation, all promissory notes, loan agreements, mortgages, pledges, assignments, certificates, indemnities and other instruments or agreements.

     "Management Fee" shall mean that sum which is equal to (i) 2
1/4% of Gross Gaming Revenue net of all Gaming Taxes, and (ii) the Incentive Management Fee.

     "Management   Fee  Account"  shall  be  the   bank   account
established by Manager into which the Management Fee shall be deposited.

     "Manager's Management Team" is defined in Section 4.06(d).

     "Manager Pre-Opening Expenses" are those expenses incurred during the Development Term including, but not limited to, travel by Manager employees, officers and directors, rent, regulatory fees, salaries, wages and benefits, and other costs of Manager employees which are operational in nature. The Manager Pre-Opening Expenses are estimated to be at least $250,000 per month.

     "Nevada  Gaming  Authorities" shall mean the  Nevada  Gaming
Commission and the Nevada Gaming Control Board.

     "Operating Budget" shall mean the Casino Operating Budget and the budget for all other operations of the Riverboat.

     "Operating Capital" shall mean such amount in the Bank Accounts as will be reasonably sufficient to assure the timely payment of all current liabilities of the Riverboat, including the operations of the Casino, during the term of this Agreement, and to permit Manager to perform its management responsibilities and obligations hereunder, with reasonable reserves for unanticipated contingencies and for short term business fluctuations resulting from monthly variations from the Operating Budget.

     "Operating Expenses" shall mean actual expenses incurred following the Commencement Date in operating the Riverboat, including, but not limited to, the Management Fee, the Casino Operating Expenses, employee compensation and entitlements, including Manager's employees assigned to the Riverboat, Operating Supplies, maintenance costs, fuel costs, utilities and taxes.

     "Operating Supplies" shall mean gaming supplies, paper supplies, cleaning materials, marketing materials, maintenance supplies, uniforms and all other materials used in the operation of the Riverboat.

     "Organizational  Chart"  shall be the  Organizational  Chart attached  hereto as Exhibit A, detailing the reporting  lines  of
representatives  of  Owner  and  Manager  in  relation   to   the
operations of the Riverboat.

     "Owner's Advances" is defined in Section 4.11.

     "Pre-Opening  Budget" shall mean the budget  of  anticipated
Pre-Opening Expenses.

     "Pre-Opening Expenses" shall mean all costs and expenses incurred by Owner and Owner's Affiliates and Manager and Manager's Affiliates in implementing the Pre-Opening Plan, including, but not limited to, Manager Pre-Opening Expenses, the costs of recruitment and training for all employees of the Riverboat, costs of licensing or other qualification of Casino employees prior to the Commencement Date, the cost of pre-opening sales, marketing, advertising, promotion and publicity, the cost of obtaining all operating permits, and permits for employees, and the fees and expenses of lawyers and other professionals and consultants retained by Owner or Manager in connection therewith.

     "Pre-Opening Plan" shall mean the plan and schedule for implementing and performing the Pre-Opening Services.

     "Pre-Opening Services" is defined in Section 3.07.

     "Riverboat" shall mean the Vessel and all necessary ancillary facilities to the Vessel, including, but not limited to, barges, restaurants, entertainment facilities, docks, piers, vehicular parking area, waiting areas, restaurants, restrooms, administrative offices for, but not limited to, accounting, purchasing, and management information services (including offices for Manager's Management Team) and other areas utilized in support of the operations of the Riverboat.

     "Riverboat  Authorities"  shall  mean  the  Missouri  Gaming
Commission.

     "Taking" is defined in Section 12.01.

     "Taking Date" is defined in Section 12.01.

     "Term" is defined in Section 2.02.

     "Trustee" is defined in Section 13.01.

     "Vessel" shall mean the riverboat cruise vessel constructed by Owner for operation of the Casino on the Missouri River in Lemay, Missouri.

       ARTICLE 2.  APPOINTMENT/TERM/OPTION TO EXTEND TERM

Section 2.01  APPOINTMENT.

     Owner  hereby  appoints and employs Manager to  act  as  its agent for the supervision and control of the management of the Riverboat on Owner's behalf, upon the terms and conditions set forth herein. Manager hereby accepts such appointment and undertakes to manage the Riverboat upon the terms and conditions hereinafter set forth.

Section 2.02 TERM.

     This Agreement shall be effective upon execution ("Effective Date"). The terms of this Agreement shall commence upon the Effective Date and shall continue until the Manager or its Affiliates no longer hold an equity position in the Owner or its successor (hereinafter referred to as the "Term").

Section 2.03  OPENING THE CASINO.

     The Commencement Date shall be a date established by Owner upon giving written notice thereof to Manager and shall be a date no earlier than ten (10) days after, and no later than fifteen
(15) days after, the satisfaction of all the following conditions: (i) the project architect has issued to Owner a certificate of substantial completion confirming that the Riverboat has been substantially completed in accordance with the plans and specifications, (ii) the project interior designer has issued to Owner a certificate of substantial completion confirming that the FF&E has been substantially installed in the Riverboat in accordance with the FF&E specifications contained in the plans and specifications, (iii) all operating permits for the Riverboat and its operations (including, without limitation, a certificate of occupancy or local equivalent, gaming, liquor and restaurant licenses) have been obtained, (iv) the Operating Capital and the Casino Bankroll for the Casino has been furnished by Owner, (v) Manager shall have given written notice to Owner that all operational systems have been tested on a "dry-run" basis to the satisfaction of Manager and, to the extent required by applicable law, the Riverboat Authorities, and (vi) all other material state and federal governmental requirements necessary to open, occupy and operate the Riverboat, have been satisfied.
Owner shall use its best efforts to assure that the conditions set forth in clauses (i)-(iv) and (vi) are met on or before October, 1996. Manager shall use its best efforts in the performance of its duties under this Agreement to assist Owner in achieving the satisfaction of all of the foregoing requirements.

      ARTICLE 3. OWNER AND MANAGER DEVELOPMENT OBLIGATIONS
                     DURING DEVELOPMENT TERM

Section 3.01 CONSTRUCTION OF RIVERBOAT/COMPLIANCE WITH LAW.

     Owner, at its sole cost and expense, shall construct the Riverboat and install the FF&E. The Riverboat and its systems (including but not limited to plumbing, heating, air conditioning, electrical, and life safety systems, if applicable) shall comply with the Missouri Gaming Act, and all regulations promulgated thereunder, all appropriate building, fire and zoning codes, the Americans With Disability Act, maritime law, including all regulations governing maritime vessels adopted by the United States Coast Guard.

Section 3.02 ENGAGEMENT OF MANAGER AS CONSULTANT.

     Owner engages Manager to be Owner's consultant in the configuration, layout, interior design and construction of the Casino. Additionally, Manager shall recommend to Owner and advise Owner as to the suggested placement of all gaming equipment and ancillary furnishings and the configuration of ancillary areas within the Riverboat.

Section 3.03 PRELIMINARY PLANS AND SPECIFICATIONS.

     Owner, at its sole and separate expense, shall prepare preliminary design plans, working drawings, and specifications of the Riverboat. Manager shall evaluate the preliminary design plans, working drawings and assist Owner in designing the Casino. Owner shall have the sole and exclusive right to manage, direct, control, coordinate and prosecute the construction of the Riverboat and the installation of the FF&E.

Section 3.04 PRE-OPENING COMMITTEE.

     Owner and Manager shall form a Pre-Opening Committee which shall consist of four persons, two persons appointed by Owner and two persons appointed by Manager immediately upon execution of this Agreement. Within three (3) weeks of the date hereof, Manager shall prepare and submit to the Pre-Opening Committee, the Pre-Opening Budget for the committee's approval. The Pre-Opening Committee shall also prepare promptly the Pre-Opening Plan detailing each party's responsibilities (including those set forth in Section 3.07) and the time frame for the performance of such responsibilities during the Development Term. Each party agrees to use its best efforts to timely complete each task, in accordance with the Pre-Opening Plan and the Pre-Opening Budget. The Pre-Opening Committee shall submit progress reports to Owner on a regular basis. Manager agrees not to exceed the Pre-Opening Budget without the prior approval of Owner.

Section 3.05 OBLIGATIONS DURING DEVELOPMENT TERM.

     (a) Owner represents that it has commenced the construction of the Riverboat, and agrees that it shall diligently complete the construction of the Riverboat by approximately October, 1996.

     (b) Owner and Manager shall file all applications necessary to obtain all required permits and other approvals necessary to operate the Riverboat, and the Casino located therein, as contemplated by this Agreement.

Section 3.06 CONSTRUCTION.

     The construction of the Riverboat shall be in accordance with appropriate laws, regulations and ordinances of any kind and nature.

Section 3.07 PRE-OPENING SERVICES BY MANAGER.

     (a) Prior to the Commencement Date, Manager, as agent of Owner, shall, among other things, perform or arrange for others to perform the following services on behalf of and for the account of Owner pursuant to the Pre-Opening Plan and Pre-Opening Budget (the "Pre-Opening Services").

     (b) Manager shall implement the marketing portion of the approved Pre-Opening Plan, including, but not limited to, direct sales, media and direct mail advertising, promotion, publicity and public relations designed to attract customers to the Riverboat from and after the Commencement Date.

     (c) Manager shall recruit, hire, provide orientation to and train all executive and general staff of the Riverboat, including all personnel to be utilized during the period from the date hereof until the Commencement Date in accordance with the Pre-Opening Plan.

     (d) Manager shall prepare and deliver to Owner a list of all Operating Supplies necessary to operate the Casino and Owner shall timely purchase the initial inventories for the Casino and the Riverboat.

Section 3.08 PAYMENT OF PRE-OPENING EXPENSES.

     The cost of the Pre-Opening Expenses shall be paid by Owner. Pre-Opening Expenses and the time schedule for incurring such expense shall be established in the Pre-Opening Budget and Pre-
Opening  Plan.  Owner shall deposit such sums to  fund  the  Pre-
Opening Expenses in accordance with the schedules as shall be established by the parties in the Pre-Opening Plan and Pre-Opening Budget and

Owner shall maintain sufficient funds therein to timely provide for any and all Pre-Opening Expenses.

                      ARTICLE 4. OPERATIONS

Section 4.01 ACCOUNTING   PROCEDURES  AND  SERVICES   BOOKS   AND
               RECORDS.

     Manager shall use its best efforts to cause Owner's employees to maintain a complete accounting system in connection with the operation of the Riverboat. The books and records shall be kept in accordance with generally accepted accounting principles consistently applied and in accordance with federal tax laws. Such books and records shall be kept on a calendar year basis. Books and accounts shall be maintained at the Riverboat. Manager shall use its best efforts to cause Owner to comply with all requirements with respect to internal controls in accounting and Owner shall prepare and provide all required reports under the rules and regulations of the Riverboat Authorities regarding the operations of the Riverboat. The cost of preparing such reports shall be an Operating Expense. All operating bank accounts shall be maintained in the state of Missouri.

Section 4.02 OWNER'S ACCESS TO GAMING FINANCIAL RECORDS.

     Owner, at its option and at its sole cost and expense, may engage and appoint a representative to review, examine, and copy the gaming books and records, including all daily reports, prepared by Manager detailing the results of operations of Manager's business conducted from the Riverboat during regular business hours. Any representative's review, examination and copying shall be conducted in such a manner so as to not be disruptive to Manager's operations. Such representative shall at all times be bound by Owner's confidentiality covenant contained in Section 16.05 hereof.

Section 4.03 AUDITS.

     Owner shall engage a certified public accountant to audit the operations of the Riverboat as of and at the end of each calendar year (or portion thereof) occurring after the date of
this   Agreement  (the  "Audited  Statements")  by  a  nationally recognized reputable accounting firm ("Regular Auditor"), and a sufficient number of copies of the Audited Statements shall be furnished to Owner and Manager as soon as available to permit Owner and Manager to meet any public reporting requirements as may be applicable to them, but in no event later than ninety (90) days following the end of such fiscal period (such 90th day to be the "Audit Day"). All costs and expenses incurred in connection with the preparation of the Audited Statements shall be Operating Expenses. Nothing herein contained shall prevent either party
from   designating  an  additional
reputable   accounting   firm ("Special  Auditor") to conduct an
audit of the Riverboat as of the end of the calendar year during regular business hours at the requesting party's expense; provided, however, that if the additional audit shall reveal a discrepancy within the control of Manager in the computation of Gross Gaming Revenue of more than 5% from the audit performed by the Regular Auditor, then the special audit shall be paid for by Manager. In the event of any dispute between the Regular Auditor and the Special Auditor as to any item subject to audit, the Regular Auditor and the Special Auditor shall select a third national, reputable accounting firm whose resolution of such dispute shall bind the parties.

Section 4.04 MONTHLY FINANCIAL STATEMENTS.

     On or before the thirtieth (30th) day of each month, Owner shall prepare under the supervision of Manager an unaudited operating statement for the preceding calendar month detailing the Gross Revenue and expenses incurred in the operation of the Riverboat (the "Monthly Financial Statements"). The Monthly Financial Statements shall include a statement detailing drop figure accounts on all Gross Gaming Revenue.

Section 4.05 EXPENSES.

     All costs, expenses, funding or operating deficits and Operating Capital, real property and personal property taxes, insurance  premiums  and other liabilities incurred  due  to  the gaming and nongaming operations of the Riverboat shall be the sole and exclusive financial responsibility of Owner, except for those instances herein where it is expressly and specifically stated that such costs and expenses shall be the responsibility of Manager. It is understood that statements herein indicating that Manager shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that Manager is liable or responsible to fund or pay for such items or services, except in those instances specifically mentioned herein.

Section 4.06 STANDARDS.

     (a) Manager shall exclusively manage and maintain the Riverboat in a manner reasonably consistent with other riverboat gaming operators in the management of riverboat casinos of the same or similar type, class and quality, located in Missouri subject to such adjustments as Manager in its reasonable discretion deems necessary to adjust to the Lemay, Missouri riverboat gaming market. Manager shall establish such standards and procedures in its reasonable business judgment, subject only to standards and procedures required by law.

     (b) Owner hereby agrees that Manager shall have uninterrupted control of and the exclusive responsibility for the operation of the Riverboat during the Term of this Agreement. Owner will not interfere or involve itself with the day-to-day operation of the Riverboat, and Manager shall operate the Riverboat free of eviction or disturbance by Owner or any third party claiming by, through or under Owner. Manager agrees that it will discharge its duties and responsibilities in the control and operation of the Casino in good faith and for the purposes of maximizing Gross Gaming Revenue; provided, however, that in no event shall Owner make any claim against Manager on account of any alleged errors of judgment made in good faith in connection with the operation of the Riverboat. Manager agrees that, notwithstanding the foregoing, it shall not alter the interior and exterior design and architecture, including color schemes of the Casino, nor make any structural engineering modifications without the prior written consent of Owner.

     (c) All persons employed in connection with the operations of the Riverboat, including the Casino located therein, shall be employees of Owner or a subsidiary of Owner, except for Manager's Management Team. Manager shall determine the fitness and qualifications of all Casino employees, whether Owner employees or Manager's Management Team, subject only to Missouri riverboat gaming licensing standards. Manager shall hire, supervise, direct the work of, and discharge all personnel working in the Riverboat. Manager shall determine the wages and conditions of employment of all employees, all of which shall be comparable to the existing standards therefor in Missouri for employees of riverboat casinos. Manager and Owner shall consult, and if Owner approves, Manager may hire at Owner's expense consultants or independent contractors for surveillance, security and other matters. All wages, bonuses, compensation and entitlements of employees of the Riverboat and the Manager's Management Team (although not employees of the Riverboat), shall be an expense of Owner.

     (d) Manager shall assign experienced gaming executives to direct and supervise the management of the Riverboat (the
"Manager's Management Team"). Manager shall solely select individuals who shall collectively represent Manager's Management Team.

     (e) Manager shall formulate, coordinate and implement promotions and sales programs for casino operations on the Riverboat and Owner shall cause the Riverboat to participate in such sales and promotional campaigns and, as appropriate, activities involving complimentary food and beverages to patrons of the Riverboat in Manager's sole discretion in the exercise of good management practice. All such promotion and sales programs shall be an expense of Owner.

Section 4.07 PLANS AND BUDGETS.

     (a) Manager shall furnish Owner with the Operating Budget within thirty (30) days of the Effective Date of this Agreement.
Manager  shall use its best efforts to comply with the  Operating
Budget to meet or exceed the goals set forth therein.

     (b) Owner shall approve or disapprove the Operating Budget within twenty (20) days of receipt of the budget, provided that if Owner does not give written notice to Manager of its approval or disapproval within such time period, the Operating Budget shall be deemed approved. Owner's approval of the Operating Budget cannot be unreasonably withheld or delayed. Owner may hire a consultant to evaluate the Operating Budget. In the event that Owner disagrees with any line item contained in the Operating Budget, Owner shall discuss its disagreement with Manager. Manager will, within ten (10) days of notice of Owner's disagreement, offer constructive corrections to resolve Owner's concerns. During any period that Owner disapproves of the Operating Budget, Manager will continue to manage the Riverboat in accordance with the Operating Budget for the preceding year plus ten percent (10%), as the same may be adjusted for increases year-to-year in the Consumer Price Index applicable to the St. Louis area.

     (c) The Operating Budget may be amended from time to time with Owner's and Manager's approval, which approvals shall not be unreasonably withheld or delayed, after submission by Manager or Owner, as applicable, of the amendments to such budget and the rationale for such amendments.

     (d) Manager and Owner make no guaranty, warranty or representation whatsoever in regard to either of the Operating
Budget, the  same  being  intended  as reasonable estimates only.

     (e) Manager shall furnish Owner with the Initial Inventory and the Initial Inventory Price on or before ____________, 1995.

Section 4.08 MANAGEMENT.

     Manager shall have the discretion and authority to determine operating policies and procedures, standards of operating, staffing levels and organization, win payment arrangements, standards of service and maintenance, food and beverage quality and service, pricing, and other policies affecting the Riverboat, or the operation thereof, to implement all such policies and procedures, and to perform any act on behalf of Owner which Manager deems necessary or desirable in its reasonable business judgment for the operation and maintenance of the Riverboat on behalf of, for the account of, and at the expense of Owner.

Section 4.09 BANK ACCOUNTS.

     Immediately upon giving written notice to Manager of the Commencement Date, Owner shall have established bank accounts that are necessary for the operation of the Riverboat, including an account for the Casino Bankroll, and to effect the Pre-Opening Plan at various banking institutions chosen by Owner and reasonably acceptable to Manager (such accounts are hereinafter collectively referred to as the "Bank Accounts"). The Bank
Accounts shall be in Owner's name. Checks drawn on the Bank Accounts shall be signed only by representatives of Manager who are covered by the fidelity insurance described in Section 10.01 and Manager may be the only signatures on checks drawn on the Bank Accounts which do not exceed $50,000. Any checks exceeding $50,000 shall be executed by a representative of Owner and a representative of Manager. The Bank Accounts shall be interest bearing accounts if such accounts are reasonably available and all interest thereon shall be credited to the Bank Accounts. All Gross Revenue shall be deposited in the Bank Accounts and Manager shall use its best efforts to cause Owner to pay out of the Bank Accounts, to the extent of the funds therein, from time to time, all Operating Expenses and other amounts required by Manager to perform its obligations under this Agreement. All funds in the Bank Accounts shall be separate from any other funds of any of Owner's Affiliates and Owner may not commingle any of Owner's funds with the funds of any of Owner's Affiliates in the Bank Accounts. Owner shall bear the risk of the insolvency of any financial institutions holding such Bank Accounts.

Section 4.10 CREDIT.

     If permitted by Missouri law, all decisions regarding the granting and collection of credit shall be governed by the Credit Policy to be developed by Manager and Owner. All credit consistent with the Credit Policy shall be for the account of and at the sole risk of Owner.

Section 4.11 OWNER'S ADVANCES.

     Owner shall advance to Manager on a timely and prompt basis immediately available funds to conduct the affairs of the Riverboat and maintain the Riverboat (hereinafter referred to as "Owner's Advances") as set forth in this Agreement and as otherwise provided hereunder.

     (a) Pre-Opening Budget. Owner shall timely deposit in the Bank Accounts the amounts set forth in the Pre-Opening Plan and Pre-Opening Budget or any revisions thereof approved by Owner. In the event that Owner or Manager anticipates a delay in the opening of the Riverboat beyond October, 1996, each shall be obligated to immediately notify the other in writing and Owner shall, at the request of Manager, at any time and from time to time, deposit any additional amounts that are reasonably necessary to pay the additional pre-opening expenses attributable to the delay, which shall include, without limitation, wages and other expenses relating to the Riverboat personnel already employed.

     (b) Initial Cash Needs. Two (2) weeks prior to the Commencement Date, Owner shall fund the Operating Capital necessary to commence operating the Riverboat, in an amount not to exceed the estimated operating expenses for eight (8) weeks, as set forth in the Operating Budget, and an amount equal to the Casino Bankroll.

     (c) Operating Capital. During the Term of this Agreement, within five (5) Business Days after receipt of written notice from Manager, Owner shall fund Owner's Advances in such a fashion so as to adequately insure that the Operating Capital set forth in the Operating Budget as revised is sufficient to support the uninterrupted and efficient ongoing operation of the Riverboat. The written request for any additional Operating Capital shall be submitted by Manager to Owner on a monthly basis based on the interim statements and the Operating Budget as revised.

     (d) Payment of Expenses. Owner shall pay from the Gross Revenue the following items in the order of priority listed below, subject to the laws of the state of Missouri, on or before their applicable due date: (i) Operating Expenses (including taxes and Management Fee), (ii) emergency expenditures to correct a condition of an emergency nature, including structural repairs, which require immediate repairs to preserve and protect the Riverboat, (iii) required payments to the state of Missouri, and
(iv) principal, interest and other payments due the holder of any Institutional Mortgage. In the event that funds are not available for payment of the Operating Expenses in their entirety all state and local taxes shall be paid first from the available funds. Failure to pay the Management Fee in accordance with the time periods set forth in this Agreement shall constitute a default of this Agreement.

Section 4.12 SPECIAL EVENTS.

     Owner shall have the right from time to time to use a portion of the Riverboat to host special events (each, a "Special Event") provided (i) Owner gives Manager at least two (2) weeks prior written notice of the Special Event and (ii) the Special Event does not unreasonably interfere with the efficient operation of the Riverboat. Manager shall have the right to make revisions to the Operating Budget to reflect the impact of such events, subject to Owner's approval.

Section 4.13 COOPERATION OF OWNER AND MANAGER.

     Owner and Manager shall cooperate fully with each other during the Term of this Agreement to facilitate the performance by Manager of Manager's obligations and responsibilities set forth in this Agreement and to procure and maintain all construction and operating permits. Owner shall provide Manager with such information pertaining to the Riverboat necessary to the performance by Manager of its obligations hereunder as may be reasonably and specifically requested by Manager from time to time.

Section 4.14 FINANCING MATTERS.

     (a) If Owner, or any Affiliate of Owner shall, at any time, sell or offer to sell any securities issued by Owner or any Affiliate of Owner through the medium of any prospectus or otherwise and which relates to the Riverboat or its operation, it shall do so only in compliance with all applicable laws, and shall clearly disclose to all purchasers and offerees that, except to the extent of Manager or its Affiliates' interest in Owner, (i) neither Manager nor any of its Affiliates, officers, directors, agents or employees shall in any way be deemed to be an issuer or underwriter of such securities, and (ii) Manager and its Affiliates, officers, directors, agents and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of such securities, including without limitation, any liability or responsibility for any financial statements, projections or other information contained in any prospectus or similar written or oral communication.
Manager shall have the right to approve any description of Manager or its Affiliates, or any description of this Agreement or of Owner's relationship with Manager hereunder, which may be contained in any prospectus or other communications, and Owner agrees to furnish copies of all such materials to Manager for such purposes not less than twenty (20) days prior to the delivery thereof to any prospective purchaser or offeree. Owner agrees to indemnify, defend or hold Manager and its Affiliates, officers, directors, agents and employees, free and harmless from any and all liabilities, costs, damages, claims or expenses arising out of or related to the breach of Owner's obligations under this Section 4.14. Manager agrees to reasonably cooperate with Owner in the preparation of such agreements and offerings.

     (b) Notwithstanding the above restrictions, subject to Manager's right of review set forth in Section 4.14, Owner may represent that the Riverboat shall be managed by Manager and Manager may represent that it manages the Riverboat and both may describe the terms of this Agreement and the physical characteristics of the Riverboat in regulatory filings and public or private offerings. Moreover, nothing in this Section shall preclude the disclosure of (i) already public information, or
(ii) audited or unaudited financial statements from the Riverboat required by the terms of this Agreement or (iii) any information or documents required to be disclosed to or filed with the Governmental Authorities, or (iv) the amount of the Management Fees earned in any period. Both parties shall use their best efforts to consult with the other concerning disclosures as to the Riverboat. Owner and Manager shall cooperate with each other in providing financial information concerning the Riverboat and Manager that may be required by any lender or required by any Governmental Authority.

     (c) In the event that the holder of any Institutional Mortgage requires the collateral assignment of this Agreement as further security for its loan, Manager shall consent to such assignment; provided, however, that such collateral assignment shall contain non-disturbance provisions satisfactory to Manager and provided further that in no event shall Manager be required to accept any reduction or subordination of its Management Fee and Incentive Management Fee or to diminish any right which it may have under this Agreement.

Section 4.15 CONFLICT OF INTEREST/NON-COMPETITION.

     Owner acknowledges that Manager and/or its Affiliates operate other casinos in Missouri and throughout the world and may in the future operate additional casinos in different areas of the world, and that marketing efforts may cross over in the same markets and with respect to the same potential customer base. Manager, in the course of managing the Casino, may refer customers of the Riverboat and other parties to other facilities operated by Affiliates of Manager to utilize gaming, entertainment and other amenities, without payment of any fees to Owner. Owner consents to such activities and agrees that such activities will not constitute a conflict of interest. Owner acknowledges and agrees that Manager may distribute promotional materials for Manager's Affiliates and facilities, including casinos, at the Riverboat. Either Manager or Owner and/or their Affiliates in the future may acquire an interest or operate other casinos, including, without limitation, any similar or competitive riverboat operation in Missouri, so long as such casino is not within the boundaries as shown on the map attached hereto as Exhibit "A".

                   ARTICLE 5.  MANAGEMENT FEE

Section 5.01 PAYMENTS TO MANAGER.

     The Management Fee shall be paid monthly. Manager shall deposit the Management Fee into the Management Fee Account for any calendar month in which the Riverboat conducts gaming operations by the twentieth (20th) day of the following month. The Management Fee shall be deemed paid upon deposit in the Management Fee Account.

     ARTICLE 6. MANAGER'S RIGHT OF FIRST
                REFUSAL TO MANAGE RIVERBOAT

     In the event that Owner transfers the Riverboat to conduct a gaming business in a new location or locations other than on the Casino Site, Owner hereby grants to Manager a right of first refusal to manage the gaming operations of the Riverboat at such new location. Should Owner determine to so relocate the Riverboat, Owner shall immediately submit to Manager in writing the terms of the management agreement acceptable to Owner. Owner covenants and agrees that the terms for the management agreement for such relocated Riverboat shall be substantially similar to the terms hereof, with such changes as are necessary to reflect the appropriate laws and regulations governing gaming operations at such new location. The offer or terms submitted hereby shall be accompanied by a written notice giving Manager a first right to manage the relocated Riverboat within the time provided in such offer, but in no event less than thirty (30) days of the date upon which Manager receives from Owner notification of such terms. If Manager elects to exercise its right of first refusal, Manager shall give Owner written notice thereof within thirty
(30) days of receipt of the notification from Owner and Manager and Owner shall prepare and execute a management agreement for such relocated Riverboat within sixty (60) days following Owner's receipt of acceptance by Manager.

         ARTICLE 7. TAXES AND ASSESSMENTS, AND PAYMENTS
                  TO THE RIVERBOAT AUTHORITIES

Section 7.01 PAYMENT OF TAXES AND ASSESSMENTS.

     Owner shall be responsible for the payment when due, if any, of all taxes and assessments, including, without limitation, property taxes, assessments for benefits from public works or improvements, levies, fees, Gaming Taxes, and all other governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, together with interest and penalties thereon, which may heretofore or hereafter be levied upon or assessed against the Riverboat. All charges set forth in this Section 7.01 are herein called "Impositions." If any Impositions are levied or assessed against the Riverboat which may be legally paid in installments, Owner shall have the option to pay such Impositions in installments except that each installment thereof, and any interest thereon, must be paid by the final date fixed for the payment thereof. In the event of the enactment, adoption or enforcement by any Governmental Authorities or Riverboat Authorities of any assessment, levy, fee or tax, whether sales, use or otherwise, on or in respect of the Management Fee and charges set forth herein, Owner shall pay such assessment, levy, fee or tax.

Section 7.02 EXCEPTIONS.

     Nothing contained in this Agreement shall be construed to require Owner to pay any estate, inheritance or succession tax, corporate franchise tax or any net income or excess profits tax of Manager.

           ARTICLE 8. USE AND OCCUPANCY OF THE CASINO

Section 8.01 USES.

     Manager agrees to manage the Riverboat continuously during the Term hereof only for the purpose of legally operating a gaming casino establishment and related ancillary services. Manager and Owner shall not use or allow the Riverboat or any part thereof to be used or occupied for any unlawful purpose or for any dangerous or other trade or business not customarily deemed acceptable to relevant casinos. In no event may Manager or Owner conduct ancillary uses which violate the Missouri Gaming Act. In addition, Manager shall not knowingly permit any unlawful occupation, business or trade to be conducted on the Riverboat or any use to be made of the Casino contrary to any law, ordinance or regulation as aforesaid with respect thereto.

Section 8.02 NAME.

     Manager or its Affiliates (excluding Owner) are the owners of the trademark "Showboat," its logos, trademarks, tradenames, service marks, and any variation or extension of such name (collectively "Trademark"). Manager shall operate the Riverboat under the Trademark, and shall grant to Owner a non-exclusive personal and non-transferable right to use the Trademark in Lemay, Missouri in connection with the operation of the Riverboat, pursuant to a trademark license agreement satisfactory to Manager or its Affiliates. Notwithstanding the foregoing, Owner acknowledges that its use of the Trademark shall not create in Owner's favor any right, title, or interest in or to the Trademark, but all rights of ownership and control of the Trademark shall reside solely in Manager or its Affiliates.

               ARTICLE 9. MAINTENANCE AND REPAIRS

Section 9.01 OWNER'S MAINTENANCE AND REPAIRS.

     Owner, at its cost, shall maintain, in good condition and repair, the following:

     (a) The structural parts of the Riverboat;

     (b) The electrical, plumbing, and sewage systems of the Riverboat;

     (c) Heating, ventilating, and air conditioning systems servicing the Riverboat.

     Owner  shall  have  ten (10) days after notice  pursuant  to
Article 22 from Manager to commence to perform its obligations under Section 9.01, except that (i) Owner shall perform its obligations immediately upon receipt of oral notice from Manager if the nature of the problem presents a hazard or emergency; or
(ii) Owner shall perform and complete its obligations within twelve (12) hours after receipt of written or oral notice from Manager if the nature of the problem interferes with gaming operations in the Casino. If Owner does not perform its obligations within the time limitations in this Section, Manager may perform the obligations of Owner and have the right to be reimbursed for the sum it actually expends in the performance of Owner's obligations. Any amounts paid by Manager shall be due from Owner on the first (lst) day of the month occurring after any such payment, with interest at the rate of twelve percent (12%) per annum from the date of payment thereof by Manager until repayment thereof by Owner.

               ARTICLE 10. INSURANCE AND INDEMNITY

Section 10.01 OWNER INSURANCE OBLIGATIONS.

     Owner covenants and agrees that it will at all times stated herein, at its sole cost and expense, of this Agreement, keep the Riverboat insured, with:

     (a) appropriate marine hull insurance coverage forms to provide coverage for all risks as is traditionally covered by such insurance. The marine hull insurance shall contain full repair and replacement coverage and against all risks as now are or hereafter may be available by extended coverage form or endorsements in an amount not less than one hundred percent (100%) of the full insurable replacement value of the Vessel. Owner shall obtain such marine hull insurance coverage at the time that it obtains possession of the Vessel, and Owner shall maintain such insurance thereafter until the termination of this Agreement.

     (b) full repair and replacement coverage endorsements, against all risks including, but not limited to, ice, floods and earthquakes, and against loss or damage by such other, further and additional risks as now are or hereafter may be available by standard extended coverage forms or endorsements in an amount sufficient to prevent Manager or Owner from becoming a co-insurer of any loss, but in no event in an amount less than one hundred percent (100%) of the full insurable replacement value of the Riverboat. So long as Owner is not in default under this Agreement, all proceeds of insurance not otherwise applied for the purpose of repairing, replacing or restoring the damage insured against or applied to an Institutional Mortgage shall be paid over to Owner.

Owner shall obtain such insurance coverage at the  time  that it
obtains possession of the Riverboat (exclusive of  the   Vessel),
and Owner shall maintain such insurance thereafter until the termination of this Agreement.

     (c) general comprehensive public liability insurance including Broad Form Liability coverage (including coverage for false arrest, wrongful detention and invasion of privacy, and coverage for elevators, if any, on the Riverboat) against claims for bodily injury, death or property damage occurring on, in or about the Riverboat, the ancillary facilities and the adjoining streets, sidewalks and passageways, such insurance to afford protection, with respect to any one occurrence, of not less than $1,000,000 and no less than $5,000,000 in the aggregate or such higher amount as Owner and Manager may from time to time reasonably agree to be maintained, which insurance shall also cover Owner's liability under any indemnity contained herein, it being understood that the standard of reasonableness shall be that amount of insurance which a prudent owner of a comparable property would maintain. Owner shall also obtain and maintain a $40,000,000 umbrella liability policy in excess of the general comprehensive public liability policy. Owner shall obtain such general comprehensive public liability insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

     (d) adequate boiler and pressure vessel insurance on all equipment, parts thereof and appurtenances attached or connected to the Riverboat which by reason of their use or existence are capable of bursting, erupting, collapsing or exploding. Owner shall obtain such insurance at the time that it obtains possession of the Vessel, and Owner shall maintain such insurance thereafter until the termination of this Agreement.

     (e) war-risk insurance as and when such insurance is obtainable from the United States Government or any agency or instrumentality thereof, and a state of war or national or public emergency exists or threatens, in an amount not less than the 90% of the replacement value of the Riverboat.

     (f) such other insurance as Owner and Manager may from time to time reasonably agree to be maintained or as may be required by lenders of Owner in such amounts and against such insurable hazards which at the time is customary in the case of businesses similarly situated.

     (g) for the mutual benefit of Owner and Manager, maintain liquor liability insurance in an amount to be determined by Owner, covering Manager and Owner under any liquor liability laws which may currently be in existence or which may hereafter be enacted as they would be applicable to Manager's operations of the Riverboat.

Owner shall obtain such insurance on or before the Commencement Date, and Owner shall maintain such insurance until the termination of the Agreement.

     (h) all required workmen's compensation insurance or equivalent Missouri industrial accident coverage, or coverages required by the federal maritime act (a\k\a Jones Act). Owner shall obtain such insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

     (i) business interruption resulting from losses covered under policies covering land-based buildings and marine water borne hull will be required in an amount sufficient to protect losses for a period of six (6) months. Owner shall obtain such insurance on or before the Commencement Date, and Owner shall maintain such insurance until the termination of this Agreement.

     (j) crime insurance which includes fidelity and such other crime coverages as may be desired in the amount of $5,000,000. Owner shall obtain such insurance at the time that Owner employs its first employee, and Owner shall maintain such insurance until the termination of this Agreement.

Section 10.02 PARTIES INSURED.

     The policies with respect to such insurance as described  in
Section 10.01 shall name Owner and Manager as parties insured thereby and such policies shall require all insurance proceeds except for liability and third party insurance to be paid to a Trustee as designated pursuant to Article 13. Such policies shall also contain, when requested by Owner or Manager, a mortgagee clause or clauses naming the mortgagee or mortgagees involved and/or the holder or such mortgage or mortgages as parties insured thereby (in the form required by such mortgagee or mortgagees) all as their respective interests may appear and with loss payable provisions accordingly.

Section 10.03 APPROVED INSURANCE COMPANIES.

     Insurance procured under this Article 10 shall be placed with reputable, financially sound insurance companies, with a Best guide rating of A-10 admitted in the state of Missouri, acceptable to Owner and Manager, as the parties may mutually agree.

Section 10.04 APPROVAL OF INSURANCE COVERAGE.

     Each year, Owner shall submit to Manager a summary of the insurance coverage maintained by Owner (including deductibles) with respect to the Riverboat and Manager shall have thirty (30) days thereafter to give its comments thereon to Owner. If Owner receives no written comments from Manager within said period, the insurance program shall be deemed approved for that year.

Section 10.05 FAILURE TO OBTAIN REQUIRED INSURANCE.

     In the event Owner shall at any time fail, neglect, or refuse to maintain any of the insurance required under the provisions of this Article 10, then Manager may procure or renew such insurance, and any amounts paid therefor by Manager shall be due from Owner on the first day of the month occurring after any such payment, with interest at the rate of twelve percent (12%) per annum from the date of payment thereof by Manager until repayment thereof to Manager by Owner.

Section 10.06 WAIVER OF SUBROGATION.

     As long as the insurer of a party is willing to include a waiver of subrogation in the policies insuring against the loss or damages referred to in this Article 10 without an extra charge, the parties shall cause the waiver of subrogation to be included in the policies. If an insurer of a party is willing to include a waiver of subrogation in an insurance policy only if an extra charge is paid, the party carrying the insurance shall be required to cause the waiver of subrogation to be included in the policy only if the other party pays the extra charge.

Section 10.07 MUTUAL COOPERATION.

     Owner shall cooperate with Manager to the extent Manager may reasonably require, and Manager shall cooperate with Owner to the extent Owner may reasonably require in connection with the prosecution or defense of any action or proceeding arising out of, or for the collection of any insurance proceeds and will execute and deliver to Owner or Manager, as the case may be, such instruments as may be properly required to facilitate the recovery of any insurance proceeds (including the endorsement by Owner or Manager over to the Trustee of all checks evidencing said insurance proceeds).

Section 10.08 DELIVERY OF INSURANCE POLICIES.

     Owner shall deliver, as applicable, promptly after the execution and delivery of this Agreement the original or duplicate policies or certificates of insurers satisfactory to Manager evidencing all the insurance which is then required to be maintained by Owner hereunder. Owner shall, within thirty (30) days prior to the expiration of any such insurance, deliver to Manager original or duplicate policies or other certificates of the insurers evidencing the renewal of such insurance.

Section 10.09 INDEMNIFICATION BY MANAGER.

     Manager covenants and agrees that it will protect, keep and defend Owner forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances including, but not limited to, gaming statutes and regulations, whether occasioned by the neglect of Manager or those holding under Manager, and that Manager will at all times protect, indemnify and save and keep Owner harmless against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any failure of Manager in any respect to comply with and perform all the requirements and provisions hereof except where any penalty, damage, charges, loss, cost or expense is caused by the sole or negligent or the wanton or willful acts of Owner's directors, officers, employees, agents or stockholders. Without limiting the generality of the foregoing and with the inclusion of the same exceptions as set forth above, Manager covenants and agrees that it will protect, keep and defend Owner forever harmless and indemnified against any and all debt, claim, demand, suit or obligation of every kind, character and description which may be asserted, claimed, filed or brought against Owner where such claim arises out of or is asserted in connection with Manager's management of the Casino, including any claim by any subtenant, guest, licensee or invitee of Manager. This indemnity does not apply to loss or damage occasioned by defects in the Riverboat.

Section 10.10 INDEMNIFICATION BY OWNER.

     Owner covenants and agrees that it will protect, keep and defend Manager forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any laws or ordinances including, but not limited to, gaming statutes and regulations, whether occasioned by the neglect of Owner or those holding under Owner, and that Owner will at all times protect, indemnify, defend and save and keep harmless Manager against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any failure of Owner in any respect to comply with and perform all the requirements and provisions hereof except where any penalty, damage, charges, loss, cost or expense is caused by the negligent or the wanton or willful acts of Manager's officers, agents, employees or stockholders. Without limiting the generality of the foregoing, and with the inclusion of the same exceptions as set forth above, Owner covenants and agrees it will protect, keep and defend Manager forever harmless and indemnified against any and all debt, claim, demand, suit or obligation of every kind, character and description which may be asserted, claimed, filed or brought against Manager where such claim arises out of or is asserted in
connection   with  Owner's  ownership  of  the

Riverboat. This indemnity does not apply to loss or damage occasioned by defects in the Riverboat.

Section 10.11 SELECTION OF COUNSEL/CONDUCT OF LITIGATION.

     Defense counsel engaged by Manager or Owner, as indemnitor, shall be reasonably acceptable to Manager and Owner, as indemnitee. Without limiting the generality of the foregoing, indemnitee shall be promptly provided with copies of all claims and pleadings (as well as correspondence, memos, documents and discovery with respect thereto, unless within the scope of any applicable privilege) relating to any such matters. Indemnitee shall be given prior written notice of all meetings, conferences and judicial proceedings and shall be afforded an opportunity to attend and participate in same. Indemnitee shall have the right to engage independent counsel, at its sole expense, to represent indemnitee as additional and/or co-counsel in all such proceedings, trials, appeals and meetings with respect thereto.

                      ARTICLE 11. CASUALTY

     In case of any damage or loss to the Riverboat by reason of fire or otherwise, Manager shall give immediate notice thereof to Owner. If the Riverboat shall at any time be damaged or destroyed by fire or otherwise, Owner shall at its sole option either (i) promptly repair or rebuild same at Owner's expense, so as to make the Riverboat at least equal in value to the Riverboat existing immediately prior to such occurrence and as nearly similar to it in quality and character as shall be practicable and reasonable or (ii) if dockside gaming is permitted under the laws of the state of Missouri, promptly construct a barge in compliance with all regulations of the Riverboat Authorities. Owner shall submit for Manager's approval, which approval Manager shall not unreasonably withhold or delay, complete detailed plans and specifications for such rebuilding or construction. Promptly after receiving Manager's approval of said plans and specifications, Owner shall begin such repairs and rebuilding and shall prosecute the same to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other foreseeable causes beyond the reasonable control of Owner. Insofar as a certificate of occupancy may be necessary with respect to such repairs or construction, Owner shall obtain a temporary or final certificate of occupancy or similar certificate before the Riverboat shall be occupied by Manager. Such repairs, rebuilding or construction shall be completed free and clear of mechanics' or other liens, in accordance with the building code and all applicable laws, ordinances, regulations or orders of any state, municipal or other public authority affecting the same.

               ARTICLE 12. TAKING OF THE RIVERBOAT

Section 12.01 DEFINITIONS.

     (a) "Permanent Taking" means the permanent taking (more than one year) of, or permanent damage to, property as a result of the exercise of a power of eminent domain or purchase under the threat of the exercise.

     (b) "Temporary Taking" means the temporary taking (one year or less) of, or temporary damage to, property as a result of the exercise of a power of eminent domain or purchase under the threat of the exercise.

     (c) "Taking Date" means the date on which a condemning authority shall have the right of possession of property pursuant to a Permanent Taking or a Temporary Taking.

     (d) "Award" means the award for, or proceeds of, a taking less all fees and expenses incurred in connection with collecting the award or proceeds including the reasonable fees and disbursements of attorneys, appraisers, and expert witnesses.

Section 12.02 ENTIRE TAKING OF THE SUPPORT AREAS.

     The following shall apply if all or a part of the Riverboat are taken pursuant to a Permanent Taking or a Temporary Taking:

     (a) Owner shall be entitled to any Award.

     (b) If all of the Riverboat is taken pursuant to a Permanent
Taking, this Agreement shall be terminated as of the Taking Date.

     (c)  If  all  or  such  portion of the  Riverboat  is  taken pursuant to a Permanent Taking which renders it uneconomic to continue operation of the Riverboat in Manager's reasonable judgment, Manager shall have the option to terminate this Agreement by giving Owner notice of termination within ten (10) days after Owner gives Manager notice of the Permanent Taking.
This Agreement will terminate five (5) days after Manager delivers its written termination notice to Owner.

     (d) If all or a part of the Riverboat is taken pursuant to a Temporary Taking, Manager shall have the option to terminate this Agreement by giving Owner notice of termination within ten (10) days after Owner gives Manager notice of the Temporary Taking.
This Agreement will terminate five (5) days after Manager delivers its written termination notice to Owner.

Section 12.03 DUTY TO RESTORE.

     If part of the Riverboat is taken pursuant to a Permanent Taking and this Agreement is not terminated, then Owner shall restore the Riverboat to an architectural unit as near as possible to its function and condition immediately prior to the Permanent Taking. The restoration shall begin promptly after the Taking Date and shall be prosecuted diligently. If a party shall have an option to terminate with respect to the Permanent Taking, then Owner may delay the beginning of the restoration until the option is waived or until the time within which the option may be exercised expires.

    ARTICLE 13. DISPOSITION OF INSURANCE PROCEEDS AND AWARDS

Section 13.01 TRUSTEE.

     If the Riverboat is encumbered by an Institutional Mortgage, the "Trustee" shall be the Institutional Mortgagee or a national bank designated by such mortgagee. If the Riverboat is not encumbered by an Mortgage, the "Trustee" shall be a commercial bank which maintains an office in the greater St. Louis metropolitan area and the total assets of which exceed $1 billion, and the Trustee shall be selected by Owner subject to the reasonable approval of Manager. An "Institutional Mortgage" is a Mortgage granted to an Institution. An "Institution" is a bank, insurance company, trust company, savings and loan association, real estate investment trust, pension trust, governmental entity or similar institution. An "Institutional Mortgagee" is the holder of Mortgage of Owner's interest in the Riverboat.

Section 13.02 DEPOSITS OF INSURANCE PROCEEDS AND AWARDS.

     In the event this Agreement is not terminated all insurance proceeds and Awards shall be paid to the Trustee. If this Agreement is terminated, all Insurance Proceeds and Awards shall be paid to Owner and Manager as their interests may apply. All funds paid to the Trustee shall be held by the Trustee, and the Trustee shall disburse them solely in accordance with this Article.

Section 13.03 PROCEDURE  FOR  DISTRIBUTION OF INSURANCE  PROCEEDS
               AND AWARDS.

     The   following  shall  apply  unless  this   Agreement   is
terminated and the termination is not nullified.

     (a) The Trustee shall make payments to Owner or Manager, as appropriate, out of the insurance proceeds or Awards to be applied to the cost of repair or restoration. The payments shall be made as the repair or restoration progresses.

     (b) The Trustee shall comply with the following requirements which shall be contained in escrow instructions, if required by the Trustee, with respect to the payments:

          (i) The Trustee shall not make payments more frequently than once each month.

          (ii) Until the repair or restoration is complete, the Trustee shall make no payment unless the sum of the payment requested and all previous payments shall be less than ninety percent (90%) of the cost of the repair or restoration to date.

          (iii) The Trustee shall make no payment unless the balance of the insurance proceeds or Awards shall be at least sufficient to complete the repair or restoration.

          (iv) The Trustee shall make no payment unless it receives a certificate of Owner or Manager, as appropriate, and a certificate of Owner's or Manager's architect or engineer, as appropriate, in accordance with part (c) of this subsection.

          (v) The Trustee shall receive, prior to any payment, a certificate from the Title Insurance Company stating that there are no liens filed of record.

     (c) The certificate of Owner or Manager shall be certified as true and correct by an officer of Owner or Manager and shall set forth the following information:

          (i) The estimated cost of the repair or restoration.

          (ii) The nature of the work to be done and the materials furnished which form the basis for the requested payments.

          (iii) That the requested payment does not exceed the reasonable cost of the work and materials.

          (iv) That none of the work or materials has been made the basis for any previous payment.

          (v) That, insofar as the work has been completed, the work complies with the requirements of this Agreement, applicable legal requirements, and insurance requirements.

          (vi) That all contractors, laborers, suppliers and subcontractors that have performed work shall have been paid any amount then payable to them.

     (d) The architect's or engineer's certificates shall be certified by an architect or engineer familiar with the work. The certificate shall be certified as true and correct to the best of the knowledge, information and belief of the architect or engineer and shall be based upon periodic on-site inspections of, and testing by, the architect or engineer. The architect or engineer selected by one party shall be reasonably satisfactory to the other party. The architect or engineer shall certify that, in the opinion of the architect or engineer, the Trustee shall have complied with the requirements of clauses (ii) and (iii) of part (b) of this subsection; shall verify that the statements set forth in clauses (iii), (iv) and (v) of part (c) of this subsection are true; and shall set forth the information required by clauses (i) and (ii) of part (c) of this subsection.

     (e) Any balance of insurance proceeds or Awards after the cost of any repair or restoration shall have been paid in full shall be paid to Owner or Manager, as their interests appear, and shall be the sole property of such party.

              ARTICLE 14. ASSIGNMENT AND SUBLETTING

     Except as provided in Section 4.14(c), neither Owner or Manager shall assign this Agreement or any interest therein without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, Manager may assign or transfer this Agreement to any Affiliate, provided, that a counterpart original of such assignment is delivered to Owner on or before the effective date of such assignment, and provided further that such Affiliate expressly assumes and agrees to be bound by all of the terms and conditions of this Agreement.

          ARTICLE 15. AFFIRMATIVE COVENANTS OF MANAGER

     Manager hereby covenants and agrees that so long as this Agreement remains in effect:

Section 15.01 CORPORATE STATUS.

     Manager shall preserve and maintain its corporate rights, franchises and privileges in Nevada and Missouri.

Section 15.02 COMPLIANCE WITH LAWS.

     Manager shall comply in all material respects with all applicable laws, rules, regulations and orders of all states, counties, and municipalities in which such party conducts business related to the Riverboat, including, without limitation, any laws, rules, regulations, orders and requests for information of the Riverboat Authorities, the Nevada Gaming Authorities, the New Jersey Casino Control Commission, the Louisiana Gaming Division of State Police, and the New South Wales Casino Control Authority. Manager shall also follow applicable federal laws, rules, and regulations.

Section 15.03 GAMING APPROVALS.

     Manager shall use its best efforts to obtain the approval of the Nevada Gaming Authorities, the New Jersey Casino Control
Commission, the Louisiana Gaming Division of the State Police, and the New South Wales Casino Control Authority to permit it to conduct gaming operations in the state of Missouri and shall use its best efforts to secure and maintain such approvals necessary for the conduct of gaming operations at the Casino.

Section 15.04 CONFIDENTIAL INFORMATION.

     Manager  agrees  for  itself  and  its  Affiliates,  agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of Manager who are also bound by this section) without the prior express written consent of Owner (except as such disclosures are required in applications or by applicable securities or gaming laws) any of Owner's confidential data, whether related to the Riverboat or to general business matters, which shall come into their possession or knowledge. In addition, Manager agrees that it shall cause all documents, drawings, plans or other materials developed by Owner in connection with the Riverboat to be returned to the Owner in the event of termination of this Agreement and that Manager shall not make use of such information in connection with the Riverboat or any other undertaking by Manager without the prior express written consent of Owner.

Section 15.05 GAMING APPLICATIONS.

     Manager agrees to use its best efforts to expeditiously prepare and file all gaming license applications necessary for it to perform its obligations under this Agreement.

           ARTICLE 16. AFFIRMATIVE COVENANTS OF OWNER

     Owner hereby covenants and agrees that so long as this Agreement remains in effect:

Section 16.01 CORPORATE STATUS.

     Owner  shall  preserve  and maintain its  corporate  rights,
franchises   and   privileges  in  Missouri,  including   without
limitation its right to own a gaming establishment.

Section 16.02 MAINTENANCE OF INSURANCE.

     Owner shall, in accordance with the provisions of Article 10 of this Agreement, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar business and owning similar properties in the same general area in which Owner operates, and which may be necessary to satisfy the requirements of Owner's lenders, as well as the mutual approvals and agreements of the parties hereto as is specified in Article 10 hereof.

Section 16.03 COMPLIANCE WITH LAWS.

     Owner shall comply in all material respects with all applicable laws, rules, regulations and orders of all states, counties, and municipalities in which such party conducts business related to the Riverboat, including, without limitation, any laws, rules, regulations, orders and requests for information of the Riverboat Authorities, the Nevada Gaming Authorities, the New Jersey Casino Control Commission, the Louisiana Gaming Division of the State Police and the New South Wales Casino Control Authority. Owner shall also follow applicable federal laws, rules, and regulations. In connection with this Agreement, Owner acknowledges that certain casino gaming licenses are currently issued to and held by Manager's Affiliates by the States of Nevada, Louisiana and New Jersey, and the State of New South Wales, Australia, and Manager or its Affiliates may in the future apply for gaming licenses in additional states or foreign countries. The laws of such jurisdictions may require Manager or its Affiliates to disclose private or otherwise confidential information about Owner and its respective principals, lenders and Affiliates. Owner agrees to refrain from all conduct that may negatively affect such licenses or license applications. Owner further agrees that this Agreement shall terminate immediately at Manager's option if any representative, agent or Affiliate of Owner is required to be licensed, qualified or found suitable by Nevada, New Jersey, Louisiana, New South Wales or other gaming authority and is denied such status by such gaming authority;
provided, however, that upon the termination of any such agreement, Owner shall be obligated to reimburse Manager immediately for any Management Fees and all other amounts due to Manager under this Agreement.

Section 16.04 COOPERATION WITH GAMING AUTHORITIES.

     Owner shall use its best efforts to cause its officers, directors, employees and stockholders to provide any gaming authority which governs or may govern gaming facilities of Affiliates of Manager with necessary documents and information.

Section 16.05 CONFIDENTIAL INFORMATION.

     Owner agrees for itself and its Affiliates, agents, representatives and consultants to hold in the strictest confidence and not to disclose to any person, entity, party, firm or corporation (other than agents or representatives of Owner who are also bound by this section) without the prior express written consent of Manager (except as such disclosures are required in applications or by applicable securities or gaming laws) any of Manager's confidential data, whether related to Riverboat or to general business matters, which shall come into their possession or knowledge. In addition, Owner agrees that it shall cause all documents, drawings, plans or other materials developed by Manager in connection with the Riverboat to be returned to the Manager in the event of termination of this Agreement and that Owner shall not make use of such information in connection with the Riverboat or any other undertaking by Owner without the prior express written consent of Manager.

Section 16.06 COMPLIANCE WITH LOAN COVENANTS.

     Owner shall comply with and be bound by and shall not breach or default under any of the terms, covenants or provisions of any mortgage, loan, financing or debt covenant applicable to it.

Section 16.07 NON-INTERFERENCE.

     Owner agrees and shall use its best efforts to cause its shareholders, directors, officers, and employees to not interfere with or attempt to influence Casino day-to-day operations (except in accordance with this Agreement).

Section 16.08 GAMING APPLICATIONS.

     Owner agrees to use its best efforts to expeditiously prepare and file all gaming license applications necessary for it to perform its obligations under this Agreement.

           ARTICLE 17. REPRESENTATIONS AND WARRANTIES

Section 17.01 OWNER CORPORATE STATUS.

     Owner represents and warrants that it is a general partnership duly organized, validly existing and in good standing under the laws of the state of Missouri and qualified to do business in Missouri, that Owner has full power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of Owner who executed this Agreement on behalf of Owner are in fact officers of Owner and have been duly authorized by Owner to execute this Agreement on its behalf. Futuresouth, Inc., as a general partner of Owner, represents and warrants that it is corporation duly organized, validly existing, and in good standing under the laws of the state of Missouri and is qualified to do business in Missouri, that it has full corporate power and authority to enter into this Agreement and to perform the obligations hereunder, and that the officer who executed this

Agreement is in fact an officer of Futuresouth and has been duly authorized by Futuresouth to execute this Agreement on its behalf.

Section 17.02 MANAGER CORPORATE STATUS.

     Manager represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and qualified to do business in the State of Missouri, that Manager has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of Manager who executed this Agreement on behalf of Manager are in fact officers of Manager and have been duly authorized by Manager to execute this Agreement on its behalf.

Section 17.03 AUTHORIZATION/NO CONFLICT.

     The   execution,  delivery  and  performance  by  Owner  and
Manager, as applicable, of this Agreement has been duly authorized by all necessary corporate action (including any necessary stockholder action) on the part of Owner and Manager, as applicable, and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of Owner and Manager, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by Owner and Manager, as applicable, does not and will not (a) violate or conflict with any provisions of their respective Articles of incorporation or bylaws, or of any law, rule, regulation of the Riverboat Authorities, or any order, writ, judgment, decree, determination or award presently in effect having applicability to Owner or Manager; (b) result in a breach of any condition or provision of, or constitute a default under, any indenture, loan or credit agreement or any other agreement or instrument to which Owner or Manager is a party or by which Owner or Manager may be bound or affected; or (c) result in, or require, the creation or imposition of any lien, claim, charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Owner or Manager.

Section 17.04 PERMITS/APPROVALS.

     Owner and Manager possess adequate franchises, licenses, permits, orders and approvals of all federal, state and local governmental or regulatory bodies required for them to carry on their businesses as presently conducted; all of such franchises, licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any of them is threatened;  and  none  of  such franchises,  licenses,  permits, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement.

Section 17.05 ACCURACY OF REPRESENTATIONS.

     No representation or warranty of Owner or Manager in this Agreement nor any information, exhibit, memorandum, schedule or report furnished by Owner or Manager in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements of fact contained therein not misleading.

Section 17.06 DEVELOPMENT PLANS.

     Unless Owner is prevented or delayed from disclosing any such report or study by law or by any applicable rules or regulations of governmental agencies or bodies, Owner covenants to make available immediately or at the expiration of the restriction to Manager, or to Manager's authorized agents, any and all reports and feasibility studies related to the development of the Riverboat. Owner shall make such reports and studies available for copying by Manager, at Manager's expense. Unless Manager is prevented or delayed from disclosing any such report or study by law or by any applicable rules or regulations of governmental agencies or bodies, Manager covenants that it shall make available for copying by Owner any report or feasibility studies related to the Casino upon completion of the same upon the request of Owner.

Section 17.07 MAINTENANCE OF GAMING AND OTHER LICENSES.

     Owner and Manager agree to provide the other party with copies of all applications, reports, letters, and other documents filed or provided to the Riverboat Authorities. Both parties agree to use their best efforts to secure and maintain any license needed for the operation of the Casino.

Section 17.08 FINANCINGS; GOVERNMENTAL APPROVAL.

     Owner will use its best efforts to obtain financing and  all
necessary   licenses,   permits  and   approvals   from   various
governmental authorities with respect to the construction of the Riverboat, if applicable.

Section 17.09 CONDITION OF RIVERBOAT DURING TERM.

     During the Term of this Agreement, Owner shall maintain  the
Riverboat in first-class condition and repair. All areas  of  the
Riverboat   shall  be  adequately  illuminated   and   adequately
patrolled by security guards.

Section 17.10 UTILITIES.

     At the time Manager takes possession of the Riverboat, all necessary utilities, including electricity, water, sewerage and gas, will be available.

Section 17.11 IMPAIR REPUTATION.

     Owner will do nothing to embarrass or impair Manager's good name and reputation. Manager will do nothing to embarrass or impair Owner's good name and reputation.

                     ARTICLE 18. ARBITRATION

SECTION 18.01 APPOINTMENT OF ARBITRATORS.

     IF ANY DISPUTE SHALL ARISE OR IF ANY ISSUE LEFT OPEN HEREUNDER CANNOT BE RESOLVED BETWEEN THE PARTIES HERETO, SUCH DISPUTE IS TO BE REFERRED FIRST TO A COMMITTEE OF FOUR PERSONS WHO SHALL MEET IN AN ATTEMPT TO RESOLVE SAID DISPUTE OR OPEN ISSUE. THE COMMITTEE SHALL CONSIST OF TWO PERSONS APPOINTED BY OWNER AND TWO PERSONS APPOINTED BY MANAGER. IF AN AGREEMENT CANNOT BE REACHED TO RESOLVE THE DISPUTE BY THE COMMITTEE, THE DISPUTE OR OPEN ISSUE WILL BE RESOLVED BY BINDING ARBITRATION BEFORE ARBITRATORS HAVING NOT LESS THAN 10 YEARS EXPERIENCE IN THE GAMING INDUSTRY. ANY AWARD OF THE ARBITRATORS MAY BE FILED IN A COURT OF LAW AS A FINAL JUDGMENT. ANY SUCH ARBITRATION SHALL BE IN ACCORDANCE WITH THE RULES AND REGULATIONS ADOPTED BY THE AMERICAN ARBITRATION ASSOCIATION OR AS THE PARTIES OTHERWISE AGREE. EITHER PARTY MAY SERVE UPON THE OTHER PARTY A WRITTEN NOTICE OF THE DEMAND DISPUTE OR APPRAISAL TO BE RESOLVED PURSUANT TO THIS ARTICLE. WITHIN THIRTY (30) DAYS AFTER THE GIVING OF SUCH NOTICE, EACH OF THE PARTIES HERETO SHALL NOMINATE AND APPOINT AN ARBITRATOR (OR APPRAISER, AS THE CASE MAY BE) AND SHALL NOTIFY THE OTHER PARTY IN WRITING OF THE NAME AND ADDRESS OF THE ARBITRATOR SO CHOSEN. UPON THE APPOINTMENT OF THE TWO ARBITRATORS AS HEREINABOVE PROVIDED, SAID TWO ARBITRATORS SHALL FORTHWITH, WITHIN FIFTEEN (15) DAYS AFTER THE APPOINTMENT OF THE SECOND ARBITRATOR, AND BEFORE EXCHANGING VIEWS AS TO THE QUESTION AT ISSUE, APPOINT IN WRITING A THIRD ARBITRATOR ("SELECTED ARBITRATOR") AND GIVE WRITTEN NOTICE OF SUCH APPOINTMENT TO EACH OF THE PARTIES HERETO. IN THE EVENT THAT THE TWO ARBITRATORS SHALL FAIL TO APPOINT OR AGREE UPON THE SELECTED ARBITRATOR
WITHIN SAID FIFTEEN (15) DAY PERIOD, THE SELECTED ARBITRATOR SHALL BE SELECTED BY THE PARTIES THEMSELVES IF THEY SO AGREE UPON SUCH SELECTED ARBITRATOR WITHIN A FURTHER PERIOD OF TEN (10) DAYS. IF A SELECTED ARBITRATOR SHALL NOT BE APPOINTED OR AGREED UPON WITHIN THE TIME HEREIN PROVIDED, THEN EITHER PARTY ON BEHALF OF BOTH MAY REQUEST SUCH APPOINTMENT BY THE AMERICAN ARBITRATION ASSOCIATION (OR ITS SUCCESSOR OR SIMILAR ORGANIZATION IF THE AMERICAN ARBITRATION ASSOCIATION IS NO LONGER IN EXISTENCE). OWNER AND MANAGER SHALL SHARE EQUALLY THE COST OF THE SELECTED ARBITRATOR. SAID ARBITRATORS

SHALL BE SWORN FAITHFULLY AND FAIRLY TO DETERMINE THE QUESTION AT ISSUE. THE ARBITRATORS SHALL AFFORD TO OWNER AND MANAGER A HEARING
AND  THE  RIGHT  TO   SUBMIT  EVIDENCE,  WITH   THE  PRIVILEGE  OF
CROSS-EXAMINATION, ON THE QUESTION AT ISSUE, AND SHALL WITH ALL POSSIBLE SPEED MAKE THEIR DETERMINATION IN WRITING AND SHALL GIVE NOTICE TO THE PARTIES HERETO OF SUCH DETERMINATION. THE CONCURRING DETERMINATION OF ANY TWO OF SAID THREE ARBITRATORS SHALL BE BINDING
UPON THE PARTIES, OR, IN  CASE OF   NO   TWO  OF  THE  ARBITRATORS
SHALL RENDER A CONCURRING DETERMINATION, THEN THE DETERMINATION OF THE SELECTED ARBITRATOR SHALL BE BINDING UPON THE PARTIES HERETO. EACH PARTY SHALL PAY THE FEES OF THE ARBITRATOR APPOINTED BY IT, AND THE FEES OF THE SELECTED ARBITRATOR SHALL BE DIVIDED EQUALLY BETWEEN OWNER AND MANAGER.

Section 18.02 INABILITY TO ACT.

     In the event that an arbitrator appointed as aforesaid shall thereafter die or become unable or unwilling to act, his successor shall be appointed in the same manner provided in this Article for the appointment of the arbitrator so dying or becoming unable or unwilling to act.

               ARTICLE 19. DEFAULT/STEP-IN RIGHTS

Section 19.01 DEFINITION.

     The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as a "Default" or an "Event of Default") as to the party failing in the performance or effecting the breaching act.

Section 19.02 MANAGER'S DEFAULTS.

     If Manager shall (a) fail to perform or materially comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to Manager (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Owner to Manager specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if Manager fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter, or (b) take or fail to take any action to the extent required of Manager under this Agreement that creates a default under or breach of any Loan Document, any related contract or any requirement of the Riverboat Authorities, unless Manager cures such default or breach prior to the expiration of applicable notice, grace and cure periods, if any; provided, however, that Manager shall only be required to cure any defaults with respect to which Manager has a duty hereunder. If the only result of the failure by Manager to act is a monetary loss to Owner which is not otherwise capable of being cured by Manager, then Manager shall not be in Default if Manager reimburses Owner for such losses within ten (10) Business Days of incurring such loss or otherwise protects Owner against such loss in a manner reasonably acceptable to Owner.

Section 19.03 STEP-IN RIGHTS.

     (a) If Owner funds are available, and Manager fails to pay when due any amount which it is Manager's responsibility to pay pursuant to this Agreement, then Owner, after five (5) Business Days written notice to Manager with respect to any Operating Expense, and with respect to non-Operating Expense with such notice, if any, as may be reasonable under the circumstances
(except in the event that Manager has exposure to potential liability in connection with making such payments in which case Owner shall give Manager two (2) days written notice), and without waiving or releasing Manager from any responsibility of Manager hereunder, Owner may (but shall not be required to) pay such amounts (including fines, penalty, interest and late payment fees) and take all such action as may be necessary in respect thereof. Manager shall, following such payments by Owner, promptly reimburse Owner from the Bank Accounts to the extent funds are available the amount which Manager failed to pay when due. In addition, unless Manager has not acted with reasonable diligence in failing to make such payments then, to the extent that Manager's lack of reasonable diligence in this connection has resulted in fines, penalty, interest or late payment fees in excess of Twenty-Five Thousand Dollars ($25,000) in any twelve
(12) month period, then Manager shall immediately disburse to Owner from Gross Revenue, following such payments by Owner, such amounts as may be necessary to reimburse Owner for such payments and Manager shall promptly deposit into the appropriate Bank Accounts, from Manager's own funds, the full amount of any fines, penalty, interest or late payment fees paid in connection therewith.

     (b) If Manager fails to take any action which it is Manager's responsibility under this Agreement to take and the result is to expose the Riverboat to a material loss or Riverboat patrons to a material risk of physical safety, then Owner, upon five (5) days written notice to Manager (except in any emergency in which case Owner shall give Manager such notice, if any, as is reasonable under the circumstances), without saving or releasing Manager from any obligation of Manager hereunder, may (but shall not be required to) take such actions as may be necessary to preserve Owner's assets from such a material loss and/or to protect the Riverboat patrons. Manager shall, following any payments by Owner made with respect to such actions, promptly reimburse Owner from the Bank Accounts, to the extent funds are available, the amount which Owner has expended. In addition, unless Manager has acted with reasonable diligence in failing to take such action then, to the extent that Manager's lack of reasonable diligence in this connection has resulted in fines or late payment fees in excess of Twenty-Five Thousand Dollars ($25,000) in any twelve month period, then Manager shall immediately disburse to Owner from Gross Revenue, following payment of such amounts by Owner, such amounts as are necessary to reimburse Owner for any fines or late payment fees by Owner in connection with taking such action on Manager's behalf and Manager shall also deposit into the appropriate Bank Account, from Manager's own funds, the full amount of such payment made to Owner.

Section 19.04 OWNERS DEFAULT.

     If Owner shall (a) fail to make any monetary payment required under this Agreement (or other agreements between Owner and Manager or Manager's Affiliates), including, but not limited to, debt service, Management Fee or Owner's Advances, on or before the due date recited herein and said failure continues for five (5) Business Days after written notice from Manager specifying such failure, or (b) fail to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement (or other agreements between Owner and Manager or Manager's Affiliates) applicable to Owner (other than monetary payments) and such failure shall continue for a period of thirty (30) days after written notice thereof from Manager to Owner specifying in detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, cure within thirty
(30) days, if Owner fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

Section 19.05 BANKRUPTCY.

     If either party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) makes a general assignment for the benefit of creditors, (iii) is adjudicated a bankrupt or insolvent, or
(iv) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation Law, or admits the material allegations of a petition filed against it in any proceedings under any such law.

Section 19.06 REORGANIZATION/RECEIVER.

     If  an order, judgment or decree is entered by any court  of
competent    jurisdiction   approving    a    petition    seeking
reorganization
of Manager or Owner, as the case may be, or appointing a receiver, trustee or liquidator of Manager or Owner, as the case may be, or of all or a substantial part of any of the assets of Manager or Owner, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof.

Section 19.07 DELAYS AND OMISSIONS.

     No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party's exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

Section 19.08 DISPUTES IN ARBITRATION.

     Notwithstanding the provisions of this Article 19, any occurrence which would otherwise constitute an Event of Default hereunder shall not constitute an Event of Default for so long as such dispute is subject to arbitration pursuant to the arbitration provisions of Article 18.

                     ARTICLE 20. TERMINATION

Section 20.01 TERMINATION EVENTS.

     This Agreement shall terminate upon the occurrence of the following:

     (a)  on  _________, 199_, in the event that  Owner  has  not completed  construction of the Riverboat in accordance  with  the
regulations   and  specifications  required  by   the   Riverboat
Authorities;

     (b) Owner fails to secure all appropriate licenses for itself and any of its employees for whom licenses are required prior to ____________, 1995;

     (c) Manager fails to secure all appropriate licenses for itself and any of its employees for whom licenses are required prior to ___________, 1995;

     (d) upon the effective date of passage of legislation making it unlawful to operate a riverboat casino in the state of
Missouri or the entry of an order or judgment from a court of appropriate jurisdiction declaring such legislation unconstitutional or invalid under the laws of the state of Missouri (the termination shall be delayed if any court order is duly appealed and its effectiveness is suspended);

     (e) upon the occurrence of an Event of Default under this Agreement and the time to cure has lapsed;

     (f) upon Manager's failure to maintain all approvals from any gaming authority permitting Manager or its affiliates to conduct gaming in the state of Missouri;

Section 20.02 NOTICE OF TERMINATION.

     In the event of an occurrence specified in Section 20.01(a)-
(f), either Manager or Owner, as appropriate, shall terminate this Agreement by giving five (5) days written notice, and the Term of this Agreement shall expire by limitation at the expiration of said last day specified in the notice as if said date was the date herein originally fixed for the expiration of the Term.

Section 20.03 REMEDIES UPON TERMINATION.

     (a) Prior to Commencing Gaming Operations. In the event that this Agreement is terminated prior to commencing gaming operations and if the termination is not the result of an Event of Default caused by Manager, Owner shall reimburse Manager all Manager Pre-Opening Expenses.

     (b) After Commencement of Gaming Operations. Owner shall pay to Manager all earned Management Fees plus any unpaid Manager Pre-Opening Expenses.

Section 20.04 DELIVERY OF RIVERBOAT.

     Upon termination of this Agreement for any reason, Manager shall assign and transfer to Owner all of Manager's rights, title, and interest in and to all transferable licenses and permits with respect to the operation of the Riverboat, save and except the name "Showboat" which will and shall remain the property of Manager. Manager shall peacefully vacate the Riverboat. No signs or personalized property bearing the name "Showboat" shall be purchased or used by Owner without prior written arrangements between Owner and Manager, which may need a license from its parent company, Showboat, Inc. Upon surrender, any exterior signs inscribed with the name "Showboat" shall be removed as soon as is practicable, and in any event within fifteen (15) days of the date of termination. Additionally, any personalized property bearing the name "Showboat" (including without limitation, ashtrays, office supplies, linen, glassware, paper goods, promotional items, guest checks, uniforms, carpets, and upholstery) shall also be removed as soon as practicable, and in any event within thirty (30) days of the date of termination.

                 ARTICLE 21. HAZARDOUS MATERIALS

Section 21.01 NO HAZARDOUS MATERIALS.

     Owner represents and warrants to the best of Owner's knowledge that: (i) any handling, removing, transportation, storage, treatment or usage of Hazardous Materials or toxic substances that has occurred at the Casino Site to date has been in compliance with all applicable federal, state and local laws, regulations and ordinances; (ii) no leak, spill, release, discharge, emission or disposal of Hazardous Materials or toxic substances has occurred at the Casino Site to date; and (iii) the Casino Site is free of asbestos, toxic or Hazardous Materials as of the date that the term of this Agreement commences.

Section 21.02 COMPLIANCE WITH LAWS.

     Owner agrees to comply with all federal, state and local environmental and real estate laws, including the Americans With Disabilities Act relating to Owner's construction, ownership, management and operation of the Riverboat. Manager agrees to comply with all federal, state and local environmental and real estate laws, including the Americans With Disabilities Act relating to Manager's management and operation of the Riverboat. All expenses incurred in such compliance shall be Operating Expenses.

Section 21.03 INDEMNIFICATION.

     Owner agrees to indemnify, defend and hold Manager and its officers, employees and agents harmless from any claims, judgments, damages, penalties, fines, costs, liabilities (including sums paid in settlements of claims) or loss including reasonable attorneys' fees, consultant fees, and expert fees (consultants and experts to be selected by Manager) which arise during or after the Term as a result of any breach of Owner's representation and warranty contained in Section 21.01 or as a result of Owner's failure to perform its covenant contained in
Section 21.02. Without limiting the generality of the foregoing, the indemnification provided by this Section shall specifically cover costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of the presence or suspected presence of asbestos, other toxic or Hazardous Material at the Casino Site, or the soil, groundwater or soil vapor on or under the Casino Site, unless the Hazardous Materials are present solely as a result of the actions of Manager, its officers, shareholders, employees or agents. The foregoing indemnity shall survive the expiration or earlier termination of this Agreement.

Section 21.04 HAZARDOUS MATERIAL DEFINED.

     "Hazardous Material," as used in this Agreement, shall be construed in its broadest sense and shall include asbestos, other asbestotic material (which is currently or may be designated in the future as a Hazardous Material), any petroleum base products, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products (excluding commercially used cleaning materials in ordinary quantities) and any substance or material if defined or designated as a hazardous or toxic substance, or other similar term, by any federal, state or local law, statute, regulation, or ordinance affecting the Riverboat, the Casino Site or any support areas.

                       ARTICLE 22. NOTICES

     All notices provided for in this Agreement or related to this Agreement, which either party desires to serve on the other, shall be in writing, and any and all notices or other papers or instruments related to this Agreement shall be deemed sufficiently served or delivered on the date of mailing if sent
(i) by United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (ii) by a facsimile transmission where written acknowledgment of receipt of such transmission is received, or (iii) by a nationally recognized overnight delivery service provided for receipted delivery, addressed as follows:

             Owner:  Southboat Partnership
                     3630 S. Geyer Road
                     St. Louis, Missouri 63127
                     Attention: Dennis P. Long

    with a copy to:  Rick Barry, Esq.
                     6000 Maryland Avenue
                     St. Louis, Missouri 63105

           Manager:  Showboat Operating Company
                     2800 Fremont Street
                     Las Vegas, Nevada 89104
                     Attention: J. Kell Houssels, III

    with a copy to:  Martha J. Ashcraft, Esq.
                     Kummer Kaempfer Bonner & Renshaw
                     3800 Howard Hughes Parkway
                     Seventh Floor
                     Las Vegas, Nevada 89109

     Either Owner or Manager may change the address or name of addressee applicable to subsequent notices (including copies of said notices as hereinafter provided) or instruments or other papers to be served upon or delivered to the other party, by giving notice to the other party as aforesaid, provided that notice of such change shall not be effective until the fifth (5th) day after mailing or facsimile transmission.

                   ARTICLE 23.  MISCELLANEOUS

Section 23.01 TIME OF THE ESSENCE.

     Time is of the essence with respect to all time periods set forth in this Agreement.

Section 23.02 HEIRS, SUCCESSORS, ASSIGNS.

     Except as otherwise provided herein, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the parties' heirs, executors, administrators, permitted successors, permitted assigns and legal representatives. Owner and Manager understand and agree that, pursuant to that certain letter agreement dated May 1, 1995 by and between Futuresouth, Inc. and Showboat Lemay, Inc., Owner anticipates that it will be restructured as a limited partnership. Owner and Manager agree that such limited partnership is a permitted assignee under this Agreement, and that as of the date upon which such limited partnership agreement is executed, such limited partnership will assume all rights, duties and obligations of Owner under this Management Agreement.

Section 23.03 CONSTRUCTION.

     All of the provisions of this Agreement shall be deemed and construed to be conditions as well as covenants as though in words specifically expressing or importing covenants and conditions for use in each separate provision hereof. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning, and not strictly for or against Owner or Manager. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

Section 23.04 GOVERNING LAW.

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without reference to its choice of law provisions.

Section 23.05 SEVERABILITY.

     Should any portion of this Agreement be declared invalid or unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

Section 23.06 RELATION OF THE PARTIES.

     Nothing in this Agreement shall be construed as creating a tenancy, ownership, limited partnership, joint venture, or any other relationship between the parties hereto other than as principal and agent. All debts and liabilities incurred by Manager within the scope of the authority granted and permitted hereunder in the course of its management and operation of the Riverboat shall be the debts and liabilities of Owner only, and Manager shall not be liable for such debts and liabilities except as specifically stated to the contrary herein.

Section 23.07 NO BROKER OR FINDER.

     Each party represents to the other that it has not engaged any finder, broker or agent for whose commission or fee the other party could be liable. Each party covenants and agrees to indemnify and hold the other party free and harmless at all times in respect of any and all liabilities, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys fees, arising from, by reason of, or in connection with any fees, commissions or other compensation which shall be alleged to be due to any finder, broker, agent or other similar representative in connection with this transaction, if the person is found to have been engaged by either party or if such services are found to have been provided at the request of either party.

Section 23.08 DEFAULT INTEREST RATE.

     Any sum accruing to Owner or Manager under this Agreement which shall not be paid when due shall bear interest at the rate of twelve percent (12%) per annum from the date such payment becomes due and payable until it is paid in full with said interest.

Section 23.09 ATTORNEYS' FEES.

     Should either party institute an arbitration, action or proceeding to enforce any provisions hereof or for other relief due to an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to receive from the other party all costs of the action or proceeding and reasonable attorneys fees.

Section 23.10  ENTIRE AGREEMENT.

     This Agreement covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Agreement, and all preliminary negotiations and agreements, whether verbal or written, of whatsoever kind or nature are merged herein. No oral agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

Section 23.11 COUNTERPARTS.

     This Agreement may be executed in two or more counterparts and shall be deemed to have become effective when and only when all parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

Section 23.12 FORCE MAJEURE.

     Whenever this Agreement requires an act to be performed within a specified time period or to be completed diligently, such periods are subject to "unavoidable delays." Unavoidable delays include delays caused by acts of God, acts of war, civil commotions, riots, strikes, lockouts, acts of government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable labor or materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes.

Section 23.13 NO WARRANTIES.

     Manager shall use its best efforts to render the services contemplated by this Agreement in good faith to Owner, but hereby explicitly disclaims any and all warranties, express or implied, including but not limited to the success or profitability of the Riverboat.

Section 23.14 HEADINGS.

     Headings or captions have been inserted for convenience of reference only and are not to be construed or considered to be a part hereof and shall not in an way modify, restrict or amend any of the terms or provisions hereof.

Section 23.15 WAIVER.

     The waiver by one party of any default or breach of any of the provisions, covenants or conditions hereof of the part of the other party to be kept and performed shall not be a waiver of any preceding or subsequent breach or any other provisions, covenants or conditions contained herein.

     THIS CONTRACT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES.

     DATED as of the day first above written.


"Manager"                            "Owner"

SHOWBOAT OPERATING COMPANY,          SOUTHBOAT PARTNERSHIP,
a Nevada corporation                 a Missouri general partnership


                                     By:      FUTURESOUTH, INC.,
                                              a Missouri corporation
                                              General Partner




By:      /s/                         By:       /s/
        H. Gregory Nasky                      Dennis P. Long
        Its: Secretary                        Its: President

                ADMINISTRATIVE SERVICES AGREEMENT


     This  Administrative Services Agreement ("Agreement ), dated as  of  the  2nd  day  of May, 1995, between  Showboat  Operating

Company,  a Nevada corporation whose principal office is  located at 2800 Fremont Street, Las Vegas, Nevada 89104 ("Showboat"), and

Southboat  Partnership,  a  Missouri  general  partnership  whose principal  office  is located at 3630 S. Geyer Road,  St.  Louis,

Missouri 63127 ("Owner").

                      W I T N E S S E T H:

     WHEREAS,  Showboat  and its management  are  experienced  in providing corporate administrative services to riverboat  casinos and restaurant operations; and

     WHEREAS,  Owner  anticipates applying for a  gaming  license from the Missouri Gaming Commission ("MGC") to manage and operate a  riverboat  casino and ancillary facilities (collectively,  the

"Riverboat') on the Mississippi River in or near Lemay, Missouri;

and

     WHEREAS,  Owner  has appointed Showboat as the  manager  and operator of the Riverboat; and

     WHEREAS, Owner desires to engage Showboat to render  certain corporate administrative services to Owner in order for Owner  to manage  and  operate  the Riverboat all as more  fully  described herein; and

     WHEREAS, Showboat desires to render such services to  Owner;

and

     WHEREAS,  the  parties hereto are desirous of setting  forth the  terms  of  compensation for the services to be  rendered  by

Showboat hereunder; and

     WHEREAS,  pursuant to the Riverboat Gambling  Act  (Missouri

1993),  Owner  is  permitted  to enter  into  an  Agreement  with

Showboat,  providing for the payment of a percentage of  revenues to be derived from the operation of the Riverboat; and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained, the parties agree  as follows:

              ARTICLE 1.0 - SERVICES TO BE PROVIDED

     1.1.   THE SERVICES. Upon the terms and conditions described

herein,   Showboat   shall  provide  to   Owner   the   corporate

administrative services (the "Services") set forth in Exhibit  A,

which is attached hereto and made a part hereof.

     1.2.   CONTINUED  OWNER  PERFORMANCE.  Any  Services  to  be

performed  by  Showboat hereunder shall not  be  performed  as  a substitute  for Owner performance, but shall assist,  support  or supplement  the  routine  functions and responsibilities  of  the employees, officers and managers of Owner.

     1.3.  SHOWBOAT PERSONNEL. All Showboat personnel engaged  to render  the Services shall remain the employees of Showboat,  and

Showboat  shall  be  responsible for their compensation  and  for withholding federal or state income taxes. The costs and expenses incurred  by  Showboat  for consultants, agents  and  independent contractors  selected and engaged to perform Services  for  Owner shall be engaged directly by Owner and paid directly by Owner or reimbursed to Showboat upon demand. Any such consultants, agents and  independent  subcontractors  shall  separately  invoice  and account for Services to Owner. To the extent that Showboat itself or  any  Showboat personnel, other than consultants,  agents  and independent contractors, must be licensed or approved by the MGC,

however,   Owner  shall  bear  the  expense  of  obtaining   such

regulatory approvals and Showboat shall cooperate fully in  order to obtain all necessary regulatory approvals.

     1.4.     SHOWBOAT   PERFORMANCE/RESPONSIBILITY.     Showboat

undertakes to provide the Services hereunder with the same degree of  care and diligence it uses in providing such Services for its own  operations.  In  providing the Services hereunder,  Showboat shall  not  be liable to Owner for errors or omissions  hereunder except  to  the extent that such errors and omissions  constitute gross  negligence  or willful misconduct. Under no  circumstances shall  any  of Showboat's employees, officers, agents, directors,

or stockholders be liable to Owner for any errors or omissions by

Showboat hereunder.

              ARTICLE 2.0 - PAYMENT OF COMPENSATION

     2.1.   FEES.  Owner  shall  pay to  Showboat  fees  for  the

Services rendered hereunder equal to one percent (1%) of  Owner's gross  gaming  revenue net of all gaming taxes. Owner  shall  pay such  fees monthly on or before the twentieth (20th) day  of  the following  month. "Gross gaming revenue" shall mean  all  revenue from  the operation of the Casino. "Gaming taxes" shall mean  any tax  imposed  by  the State of Missouri on gross gaming  revenue,

including,   without   limitation,  any  state   admissions   tax

(currently  20% of gross gaming revenue and $2.00 per  customer).

"Casino"  shall  mean those areas reserved for the  operation  of

slot   machines,  table  games,  electronic  games   of   chance,

electronic  games of skill and any other legal  forms  of  gaming permitted  under  applicable law, and  ancillary  service  areas,

including  reservations and admissions, cage, vault, count  room,

surveillance  room  and  any other room or  areas  or  activities therein  regulated or taxed by the Missouri Gaming Commission  by reason  of gaming operations. Showboat and owner agree  that  the fees provided for by this Section 2.1 constitute their good faith determination of the fair market value of such services.

     2.2.   PARTIAL  YEARS.  Fees for partial  fiscal  years  and

months hereunder shall be prorated

     2.3.  TAXES. Showboat and Owner agree that in the event  any tax  or  assessment  (other than any such tax  or  assessment  on income) is required to be paid as a result of the performance  of the  Services  by  Showboat  hereunder,  Owner  shall  be  solely responsible for the payment of such tax or assessment.

     2.4.   FISCAL YEAR: BOOKS AND RECORDS. Owner shall  keep  at

its  usual place of business books and records relating to  gross revenues  and  the payment to be made hereunder  containing  such true  entries  as  may be necessary or proper  to  ascertain  the amount of payments to be made to Showboat hereunder. Owner  shall produce, during normal business hours, said books and records and make  them  available for inspection or audit by duly  authorized agents  of  Showboat,  shall permit such agents  to  make  copies thereof, and shall give such information as may be necessary or proper to enable the amount of payment due hereunder to be ascertained and verified.

               ARTICLE 3.0 - TERM AND TERMINATION

     3.1.  TERM. The term of this Agreement shall begin as of the date  hereof and shall continue until Showboat or its  affiliates no longer hold an equity position in Owner or its successor.

     3.2.   FORCE MAJEURE. Neither party shall be liable  in  any

manner for failure or delay of performance of all or any part  of this  Agreement, directly or indirectly, owing to an act of  God,

governmental  orders  or  restrictions, strikes  or  other  labor disturbances,  riots, embargoes, revolutions, wars  (declared  or undeclared),  sabotage, fires, floods, or  any  other  causes  or circumstances  beyond  the  control of  the  parties.  The  party suffering such delay or failure shall give prompt notice  to  the other party and shall exert its best efforts to remove the causes or circumstances of nonperformance with all possible dispatch. If any  of the causes or circumstances above continue for more  than six  (6) months, either party hereto may elect to terminate  this

Agreement by written notice to the other party.

     3.3.    ACCRUED  PAYMENTS.  Termination  of  the   Agreement

pursuant  to  Section 3.2 hereof shall not affect  the  right  of

Showboat to any fees accrued hereunder prior to the date of  such termination.

     3.4.   REMEDIES.  In the event that either party  commits  a

material  default of its obligations hereunder, the nondefaulting party may notify the defaulting party of such default. In the event that such default is not cured within thirty (30) days thereafter, the nondefaulting party shall be entitled  to  pursue any  remedies available to it, including but not limited to,  the termination of the Agreement upon notice to the defaulting party.

                ARTICLE 4.0 - GENERAL PROVISIONS

     4.1.   OTHER  SERVICES. Nothing in this Agreement  shall  be

construed  to  prohibit  Showboat  from  undertaking  to  provide additional  services to Owner not described in this Agreement  or in  the  exhibits hereto on terms and conditions  (including  the fees therefore) satisfactory to each of Showboat and Owner.

     4.2.   INDEPENDENT PARTIES. Nothing in this Agreement  shall

be construed as creating a partnership or a joint venture between

Showboat  and Owner, or making either party an agent or  employee of  the  other  party,  but  in all of its  operations  hereunder

Showboat  shall  be  an  independent  contractor  for  Owner.  No employee  of Showboat who renders any service hereunder shall  be considered, construed, or deemed to be an employee of Owner as  a result thereof.

     4.3.   INTEGRATION, MODIFICATION AND WAIVER. This  Agreement

constitutes  the  entire  agreement between  Showboat  and  Owner pertaining to the subject matter hereof and supersedes all  prior understandings  of the parties. No supplement,  modifications  or amendment of this Agreement shall be binding upon either Showboat or Owner unless executed in writing by each of them. No waiver of any of the provisions of this Agreement shall be deemed to be  or shall  constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     4.4.  GOVERNING LAW. This Agreement shall be governed by and construed  in accordance with the internal laws of the  state  of

Nevada  without giving effect to the conflict of laws  principles thereof.

     4.5   NOTICES. Any notice or other communication required or

permitted under this Agreement shall be deemed given when: (a) it is  personally  delivered;  (b) it is  transmitted  by  telecopy,

telex,  or  telegram with confirmation of receipt;  (c)  the  day after  it  is  sent by a nationally recognized overnight  courier service;  or (d) five (5) days after it is sent by United  States mail  with postage prepaid, addressed to the respective party  at its  address set forth in the first paragraph of this  Agreement,

attention:  President if for Showboat or Partner  if  for  Owner.

Either  party may change the address or telecopy number to  which notices  or  other  communications are to  be  given  under  this

Agreement  by furnishing the other party with written  notice  of such change in accordance with this Section 4.5.

     4.6.   BINDING EFFECT: ASSIGNMENT. This Agreement  shall  be

binding  upon and inure to the benefit of the parties  and  their respective  successors and permitted assigns. Neither  party  may assign  this Agreement or any of its rights or obligations  under this  Agreement without the prior written consent  of  the  other party. Showboat and Owner understand and agree that, pursuant  to that  certain  letter agreement by and between Futuresouth,  Inc.

and  Showboat  Lemay, Inc. dated May 1, 1995, it  is  anticipated that  Owner  will be restructured as a limited partnership  under the laws of the state of Missouri. Showboat and Owner consent and agree that, under the terms and conditions of this provision,

such  new  limited  partnership  is  and  shall  be  a  permitted assignee, and that upon the execution of such limited partnership agreement,  such  limited partnership shall assume  automatically all of the rights, duties and obligations of this Agreement.

     4.7    HEADINGS. The headings used in this Agreement are for

convenience of reference only and are not intended to affect  the interpretation of this Agreement.

     4.8.   SEVERABILITY. If any provision of this  Agreement  or

the  application  of any provision to any party  or  circumstance shall,  to any extent, be adjudged invalid or unenforceable,  the application of the remainder of such provision to such  party  or circumstance, the application of such provision to other  parties or  circumstances, and the application of the remainder  of  this

Agreement shall not be affected thereby. Each provision  of  this

Agreement  shall be valid and enforceable to the  fullest  extent permitted by law.

     4.9.  COUNTERPARTS. This Agreement may be executed in one or more  counterparts,  each  of which shall  be  deemed  to  be  an original, but all of which together shall constitute one and  the same instrument.

     4.10.  NO  THIRD PARTY BENEFICIARIES. Nothing  expressed  or implied in this Agreement is intended, or shall be construed,  to confer  upon or give any person or entity, other than the parties hereto,  any  rights or remedies under or by the  reason  of  the

Agreement.

     4.11. NO WARRANTIES. Showboat shall use its best efforts  to provide  the  services in good faith to Owner, but disclaims  any and  all  warranties,  express  or implied,  including,  but  not

limited   to,  the  success  or  profitability  of  the  business

conducted  by Owner. Nothing contained herein shall be deemed  to confer  on  Showboat  the  right or  ability  to  manage  Owner's business.  Management of Owner's business  shall  solely  be  the function and responsibility of Owner.

     IN  WITNESS  WHEREOF, the parties hereto  have  caused  this

Agreement to be executed by their representatives thereunto  duly authorized.

                                 SHOWBOAT OPERATING COMPANY,
                                 a Nevada corporation




                                 By:  /s/H. Gregory Nasky
                                      H. Gregory Nasky
                                      Title: Secretary



                                 SOUTHBOAT PARTNERSHIP,
                                 a Missouri general partnership



                                 By:  /s/Dennis P. Long
                                      Dennis P. Long
                                      Title:  President

                            EXHIBIT A



                     SERVICES TO BE PROVIDED





     Pursuant  to  the Administrative Services Agreement  entered into  by the Parties, Owner engages Showboat to render, or  cause to  be  rendered, the following corporate administrative services in connection with Owner's operations.

     1.   Human Resource services, including: provision of policy

development  and  operating  guidelines  for  standardization  of operation philosophy and principles for employee management;  and establishment of uniform controls for selection and licensing  of key management personnel, compensation and benefits.

     2.   Accounting and financial services, including: development of standards  and  procedures for internal audits  and  supervision;

review  and  evaluation of internal audits; assistance  with  the development of policies, standards and procedures for  accounting and  supervision; and, provision of technical accounting advisory services  and review of financial statements and other accounting records maintained by Owner.

     3.    Data  processing services, including:  development  of

policies,  standards  and  procedures governing  data  processing operations:  assistance in the acquisition of software  programs;

coordination of hardware acquisitions; and, review and evaluation of data processing systems and operations.

     4.   Tax planning and compliance, including: review of federal

and state income tax returns; review of estimated tax payments; and assistance in the coordination of Internal Revenue

Service and state agency examinations.

     5.   General administrative services, including: consultation on

selection   of   consultants  for  strategic  planning   efforts;

assistance  in  the  evaluation  and  acquisition  of   insurance

policies  and establishment of standards and policies related  to all  insurance-related matters; assistance in the development  of standards and policies related to safety programs and supervision of  such programs; and such other administrative services as  may be appropriate.

                   TRADEMARK LICENSE AGREEMENT


          THIS TRADEMARK LICENSE AGREEMENT (this "Agreement") made as of May 2, 1995, by and between Showboat, Inc., a Nevada corporation ("Licensor"), and Southboat Partnership, a Missouri general partnership ("Licensee").

                            RECITALS

          A. Licensor is the owner of the trademark "Showboat," its logos, trademarks, tradenames, service marks, and any variation or extension of such name ("Trademark").

          B. Licensor and Licensee desire that the Licensee be permitted to use the Trademark in connection with the operation of a gaming riverboat (the "Riverboat") to be located on the Mississippi River in or near Lemay, Missouri (the "Territory"). Licensee is the owner of the Riverboat.

                      OPERATIVE PROVISIONS

          In   consideration  of  the  recitals,  covenants   and
conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Licensor and Licensee agree as follows:

           1.  LICENSE. The Licensor grants to the Licensee the non-
exclusive,  personal  and  nontransferable  right  to   use   the
Trademark in the Territory in connection with the operation of the Riverboat.

           2. OPERATION OF THE RIVERBOAT. The Licensee shall operate the Riverboat in a first-rate manner, consistent with the quality of other riverboat gaming operations in Missouri, and shall use the Trademark only in connection with the operations of the Riverboat, and the quality of the operations of the Riverboat shall be satisfactory to the Licensor, as determined in its sole discretion.

           3. INSPECTION. The Licensee will permit duly authorized representatives of the Licensor to inspect, at all reasonable times, the operations of the Riverboat.

           4. USE OF TRADEMARK. Whenever the Licensee uses the Trademark in advertising or in any other manner in connection with the Riverboat, the Licensee shall clearly indicate the Licensor's ownership of the Trademark. The Licensee shall provide the Licensor with samples of all signs, advertising, promotional material, literature, packages and labels prepared by or for the Licensee and intended to be used by Licensee. When using the Trademark under this Agreement, the Licensee undertakes to comply with all laws pertaining to trademarks in force at any time in the Territory.

           5. REGISTRATION OF LICENSEE. If the law requires, or if requested by the Licensor or its duly authorized representative, the Licensee shall execute any such documents and to take such action as may be necessary to implement an application to register the Licensee as a Permitted User or to retain, enforce or defend the Trademark.

           6.  ASSIGNMENT OF LICENSE. The right granted in
Paragraph 1 hereof shall not be transferable without the Licensor's prior written consent, which consent may be granted or withheld in Licensor's sole discretion.

           7. INDEMNITY. The Licensor assumes no liability to the Licensee or to third parties with respect to the operations of the Riverboat, and the Licensee hereby defends, indemnifies and holds harmless the Licensor against all losses, damages and expenses, including attorneys' fees, incurred as a result of or related to claims of third persons arising out of the operations of the Riverboat.

           8.  TERM.

               (a) The term of this Agreement shall begin as of the date hereof and shall continue until Licensor or its affiliates no longer holds an equity position in Licensee or its successor.

               (b) If the Licensee or any sublicensee makes any assignment of assets or business for the benefit of creditors, or if a trustee or receiver is appointed to administer or conduct its business or affairs, or if it is adjudged in any legal proceeding to be either voluntary or involuntary bankrupt, then all the rights granted herein shall forthwith cease and terminate without prior notice or legal action by the Licensor and without any further obligation or liability to Licensor.

               (c) Should the Licensee fail to comply with any provision of this Agreement or Licensee's actions or failure to act in any way threaten, jeopardize or harm the Trademark, the Licensor may terminate this Agreement without prior notice or legal action and without any further obligation or liability to Licensor. The Licensor shall have the right to determine unilaterally whether or not the conditions envisioned by this subparagraph exist, and the Licensor's determination shall be final.

               (d) Notwithstanding anything to the contrary contained herein, Licensor may terminate this Agreement, at any time and for any reason whatsoever, in its sole and absolute discretion, provided that it shall first give the Licensee thirty
(30) days prior written notice of the intended termination, with said termination to be effective thirty (30) days from the date of the notice, without any further obligation or liability to Licensor.

           9. FEES. Licensee shall pay to Licensor fees for the use of the Trademark equal to two percent (2%) of Licensee's gross gaming revenue net of all gaming taxes. Licensee shall pay such fee monthly on or before the twentieth (20th) day of the following month. "Gross gaming revenue" shall mean all revenue from the operation of the Casino. "Gaming taxes" shall mean any tax imposed by the State of Missouri on gross gaming revenue, including, without limitation, any state admissions tax (currently 20% of gross gaming revenue and $2.00 per customer). "Casino" shall mean those areas of the Riverboat reserved for the operation of slot machines, table games, electronic games of chance, electronic games of skill and any other legal forms of gaming permitted under applicable law, and ancillary service areas, including reservations and admissions, cage, vault, count room, surveillance room and any other room or areas or activities therein regulated or taxed by the Missouri Gaming Commission by reason of gaming operations. Showboat and Randolph agree that the fees provided for by this Section 9 constitute their good faith determination of the fair market value of the use of the Trademark.

           10. OWNERSHIP OF TRADEMARK. The Licensee acknowledges the Licensor's exclusive right, title, and interest in and to the Trademark including its trademarks, logos, service marks, and any variation or extensions thereof (collectively, "Showboat Intellectual Property" and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair any part of such right, title, and interest. In connection with the use of the Trademark, the Licensee shall not in any manner represent that it has any ownership in the Trademark or registration hereof, and the Licensee acknowledges that use of the Trademark shall not create in the Licensee's favor any right, title, or interest in or to the Trademark, but all uses of the Trademark by the Licensee shall inure to the benefit of the Licensor. Upon termination of this Agreement in any manner provided herein, the Licensee will cease and desist from all use of the Trademark in any way (and will deliver up to the Licensor, or its duly authorized representatives, all material and papers upon which the Trademark appears), and the Licensee shall at no time adopt or use, without the Licensor's prior written consent, any word or mark which is likely to be similar to or confusing with the Trademark.

           11. NOTICES. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by certified mail, postage prepaid, addressed to the party to be notified at its address shown at the beginning of this Agreement, or at such other address as may be furnished in writing to the notifying party.

          IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.



 "Licensor"                     "Licensee"


SHOWBOAT, INC.,                 SOUTHBOAT PARTNERSHIP,
a Nevada corporation            a Missouri general partnership

                                By:  FUTURESOUTH, INC.
                                     a Missouri corporation
                                Its: General Partner



By:  /s/H. Gregory Nasky        By:  /s/Dennis P. Long
     H. Gregory Nasky                Dennis P. Long
Its: Secretary                  Its: President